EXHIBIT 10.35


                    SYSTEM DEVELOPMENT AND SERVICES AGREEMENT

                                     BETWEEN

                  FRANKLIN/TEMPLETON INVESTOR SERVICES, INC

                                       AND

                        SUNGARD SHAREHOLDER SYSTEMS, INC.

                                Table of Contents

        Recitals...............................................................1
  1.    Definitions............................................................1
  2.    Deliverables...........................................................8
  2.1   General................................................................8
  2.2   Priority...............................................................9
  2.3   Schedule...............................................................9
  2.4   Investar and Investar*ONE..............................................9
   (a)  Investar...............................................................9
   (b)  Investar*ONE...........................................................9
  2.5   Modification Process..................................................10
   (a)  General procedures....................................................10
   (b)  SRAs. ................................................................10
   (c)  SRA review process....................................................10
   (d)  SDS's.................................................................10
   (e)  SDS review process....................................................11
   (f)  Accepted SDS..........................................................11
   (g)  SDS Amendments........................................................11
   (h)  SDS Cancellation......................................................12
  2.6   Specific Deliverables.................................................13
   (a)  Day One Class A Deliverables..........................................13
   (b)  Day One Class B Deliverables..........................................13
      (i)   Agreed-upon SRAs..................................................13
      (ii)  Interfaces and reports....... ....................................13
   (a)   Day One Deferred Deliverables and Day Two Deliverables...............14
   (b)   Requested Enhancements ..............................................14
   (c)   Eliminated subsystems................................................14
  3.     Scalability..........................................................14
  3.1    Scalability Target...................................................14
   (a)   Completion of Initial Conversion.....................................14
   (b)   Subsequent scalability...............................................14
   (c)   Acquisitions.........................................................14
  3.2    Performance Requirements.............................................15
  3.3   Cost of Modifying the Software for Scalability Purposes...............15
  4.    Correction of Non-Conformities........................................16
  4.1   General...............................................................16
  4.2   Procedure.............................................................16
   (a)  Notification..........................................................16
      (i)   Discovery by FTIS.................................................16
      (ii)  Discovery by SunGard..............................................16
   (b) SunGard response.......................................................16
   (c) Class One Non-Conformities.............................................17
   (d) Class Two Non-Conformities.............................................17
  4.3   Fault Determination...................................................17
  4.4   Compensation..........................................................17
  5.    SunGard Development...................................................18
  5.1   DefinedDeliverables... ...............................................18
   (a)  Day One Class A Deliverables..........................................18
   (b)  Dedicated Developer Hours.............................................18
   (c)  Additional Developer Hours............................................18
  5.2   FTIS Hours............................................................18
  5.3   AdditionalServices.... ...............................................20
   (a)  In general............................................................20
   (b)  Rates for Additional Services.........................................20
   (c)  Increase in rates.....................................................20
  5.4   Updates and enhancements..............................................20
   (a)  Development not requested by FTIS.....................................20
   (b)  Requested Enhancements................................................20
  6.    Delivery, Installation and   Conversion...............................21
  6.1   Testing by Third Party Vendors........................................21
  6.2   Manner of Delivery....................................................21
  6.3   Installation..........................................................21
   (a)  Acceptance testing....................................................21
   (b)  Installation..........................................................21
   (c)  Subsequent installation. .............................................22
   (d)  Installation prior to Completion of Initial Conversion................22
  6.4   Conversion............................................................22
   (a)  Schedule..............................................................22
   (b)  Requirements..........................................................22
   (c)  Cost..................................................................22
   (i)  Initial Conversion....................................................22
   (ii) Conversion necessitated by new Deliverables...........................22
  (iii) Conversion necessitated by Acquired Accounts..........................22
  6.5   Legacy System.........................................................23
  7.    Processing............................................................23
  7.1   Operating Environment.................................................23
  7.2   Modifications to the Operating Environment............................23
   (a)  Non-material modifications............................................23
   (b)  Material modifications................................................23
  7.3   Operation.............................................................24
   (a)  Data center management................................................24
   (b)  Production control....................................................25
  8.    SunGard Services......................................................25
  8.1   Training..............................................................25
   (a)  Prior to Completion of Initial Conversion.............................25
   (b)  Subsequent training...................................................25
  8.2   Support...............................................................25
   (a)  Prior to Completion of Initial Conversion.............................25
   (b)  Subsequent support....................................................26
  8.3   Disaster Recovery.....................................................26
  9.    Compensation..........................................................26
  9.1   Initial  Payment......................................................26
  9.2   Account Fees..........................................................26
  9.3   Modification of Account Fees..........................................26
  9.4   Expenses..............................................................27
  9.5   Taxes.................................................................28
  9.6   Late Payment..........................................................28
  10.   Licenses and Ownership................................................28
  10.1  License by SunGard....................................................28
   (a)  License rights regarding Software.....................................28
   (b)  License rights regarding Documentation................................29
   (c)  Term..................................................................29
   (d)  License limitations...................................................29
   (e)  FTIS liability........................................................29
  10.2  License by FTIS.......................................................29
  10.3  Ownership.............................................................30
   (a)  SunGard ownership.....................................................30
   (b)  FTIS ownership........................................................30
   (c)  Exceptions............................................................30
  11.   Confidentiality.......................................................30
  11.1  Definition of Confidential Information................................30
  11.2  Nondisclosure and Nonuse of Confidential Information..................31
  11.3  Limitations on Confidentiality........................................31
  11.4  Return of Tangible Materials..........................................32
  12.   FTIS Enhancements.....................................................32
  12.1  In General............................................................32
  12.2  Use of Deliverables...................................................32
  12.3  Restrictions on FTIS Enhancement......................................32
  12.4  Limitation of SunGard Obligations.....................................32
  13.   Certain FTIS Obligations..............................................32
  13.1  Access to Facilities and Personnel....................................32
  13.2  FTIS Resources........................................................33
  13.3  Use of Software.......................................................33
  13.4  Non-U.S. Processing Site..............................................33
  13.5  Export Control........................................................33
  13.6  Data Accuracy.........................................................33
  13.7  Data Use..............................................................33
  13.8  Backups...............................................................33
  13.9  Review of Data and Discovery of Non-Conformities......................34
  13.10 Account Purging.......................................................34
  14.   Term/Termination/Transition Services..................................34
  14.1  Term..................................................................34
  14.2  Termination for Material Breach.......................................34
  14.3  Effect of Termination for Material Breach.............................35
   (a)  Termination by FTIS...................................................35
   (b)  Termination by SunGard................................................35
  14.4  Transition Services...................................................35
  14.5  Survival..............................................................36
  15.   Dispute Resolution....................................................36
  15.1  Resolution by the Parties.............................................36
  15.2  Arbitration...........................................................36
  15.3  Abbreviated Arbitration Procedures....................................36
   (a)  Commencement..........................................................36
   (b)  Selection of Arbitrator...............................................36
   (c)  Procedures............................................................37
   (d)  Decision..............................................................37
  15.4  General Arbitration Procedures........................................37
   (a)  Commencement..........................................................37
   (b)  Selection of arbitrator...............................................37
   (c)  Procedures............................................................37
   (d)  Decision..............................................................37
  16.   Remedies; Limitations of Liability....................................37
  16.1  General...............................................................37
  16.2  Attorneys' Fees and Costs.............................................37
  16.3  Interlocutory Relief..................................................38
  16.4  Limitations of Liability..............................................38
  17.   Audit Procedures......................................................39
  17.1  Record Keeping........................................................39
  17.2  Audit Right...........................................................39
  18.   Representations and Warranties........................................40
  18.1  FTIS Representations and Warranties...................................40
  18.2  SunGard Representations and Warranties................................40
  18.3  Disclaimer ...........................................................41
  19.   Indemnification.......................................................41
  19.1  SunGard's Indemnification.............................................41
  19.2  FTIS' Indemnification.................................................41
  19.3  SunGard-Caused Infringement...........................................42
  19.4  FTIS-Caused Infringement..............................................42
  20.   Insolvency............................................................42
  20.1  Right to Terminate....................................................42
  20.2  License of "Intellectual Property"....................................43
  21.   Guarantee.............................................................43
  21.1  By SunGard Data Systems...............................................43
  21.2  By FRI................................................................43
  22.   SunGard Insurance.....................................................43
  23.   Miscellaneous.........................................................44
  23.1  Cooperation...........................................................44
  23.2  Assignment............................................................44
  23.3  Modification..........................................................44
  23.4  Entire Agreement......................................................44
  23.5  Severability..........................................................44
  23.6  Force Majeure.........................................................45
  23.7  Waiver................................................................45
  23.8  No Joint Venture or Agency............................................45
  23.9  Notices...............................................................45
  23.10 Applicable Law; Jurisdiction..........................................46
  23.11 No Third Party Beneficiaries..........................................46
  23.12 Counterparts; Facsimiles..............................................46
  23.13 Prior Work............................................................46
  23.14 Non-Solicitation......................................................46

Exhibit A:..Day One Class A Deliverables Exhibit B:..Day One Class B Deliverables Exhibit C:..Day One Deferred Deliverables Exhibit D:..Day Two Deliverables Exhibit E:..Investar Performance Requirements Exhibit F:..Initial Conversion Schedule Exhibit G:..Operating Environment Exhibit H:..SunGard Data Systems Insurance Policies Exhibit I:..SunGard Calling List Exhibit J:..SunGard Payment Schedule Under Section 14.3(a) Exhibit K:..Excluded Transactions Exhibit L:..Year 2000 Compliance Exhibit M:..Scheduled Rates

(EXHIBITS A THROUGH M INTENTIONALLY OMITTED)


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THIS SYSTEM DEVELOPMENT AND SERVICES AGREEMENT ("Agreement") is made and entered into as of the 29th day of August, 1997 (the "Effective Date") by and between:

      (i) FRANKLIN/TEMPLETON INVESTOR SERVICES, INC., a California Corporation, having a place of business at 777 Mariners Island Blvd., San Mateo, CA 94404 ("FTIS"); and

      (ii) SUNGARD SHAREHOLDER SYSTEMS, INC., a Delaware Corporation, having a place of business at 951 Mariners Island Blvd., San Mateo, CA 94404 ("SunGard") with reference to the following:

                                    RECITALS

      The following provisions form the basis for, and are hereby made a part of, this Agreement:

A. SunGard is in the business of developing and distributing mutual fund shareholder accounting systems, including Investar and Investar*ONE.

B. FTIS is in the business of providing transfer agency services to clients receiving investment management services from affiliates of Franklin Resources, Inc. ("FRI").

C. This Agreement sets forth the terms and conditions upon which FTIS will engage SunGard to develop and deliver mutual fund shareholder accounting systems.

                                    AGREEMENT

Now, Therefore, in consideration of the promises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Definitions.

      1.1 1981 Agreement. "1981 Agreement" shall mean the Stock Transfer Data Processing Services Agreement between SunGard (f/k/a Applied Financial Systems, Inc.) and FTIS (f/k/a Franklin Administrative Services, Inc.), dated July 19, 1981, as amended.

      1.2 Account. "Account" shall mean a unique combination of a company number, a fund number of any FRI Client and an account number.

      1.3 Account Fees. "Account Fees" shall mean per Account fees as specified in Section 1.2

      1.4 Acquired Accounts. "Acquired Accounts" shall mean Accounts relating to assets under management by subsidiaries of FRI where such assets became managed by FRI subsidiaries during the term of this Agreement in connection with an acquisition by FRI or its subsidiaries of an unrelated investment management company, a merger with an unrelated investment management company or a similar transaction.

      1.5 Additional Services. "Additional Services" shall mean services provided to FTIS on a fee for service basis, as further specified in Section 5.3.

      1.6 Advance. "Advance" shall have the meaning specified in the Third Amended MOU.

      1.7 At No Additional Charge to FTIS. "At No Additional Charge to FTIS" shall mean that services provided to FTIS are compensated through payment of Account Fees and shall not be treated as FTIS Hours, or as Additional Services, or Chargeable to FTIS, but shall be provided without additional compensation by FTIS.

      1.8 Audit Cost. "Audit Cost" shall mean, (i) if the audit is performed by independent certified public accountants, the cost, including reasonable expenses billed by such certified public accountants to the auditing party for such audit; or (ii) if the audit is performed by employees of the auditing party, all reasonable expenses incurred during the course of such audit plus a reasonable allocation of each such employee's salary reflecting the time spent on the audit.

      1.9 Calling List. "Calling List" shall mean the list of SunGard-designated personnel specified in Exhibit I, as such list may be modified from time to time by SunGard.

      1.10 Chargeable to FTIS. "Chargeable to FTIS" shall mean that services provided to FTIS shall be treated as FTIS Hours, if available, or as Additional Services if FTIS Hours are unavailable.

      1.11 Claim. "Claim" shall mean any claim, action, suit, proceeding or litigation and any loss, deficiency, damages, liabilities, costs and expenses, including, without limitation, reasonable settlement costs and reasonable attorneys' fees and all related costs and expenses, payable as a result thereof or otherwise incurred in connection therewith.

      1.12 Class One Non-Conformity. "Class One Non-Conformity" shall mean a Non-Conformity that (i) renders continued use of the Software either impossible or substantially impractical or (ii) either materially interrupts production by FTIS or makes continued production substantially more costly for FTIS.

      1.13 Class Two Non-Conformity. "Class Two Non-Conformity" shall mean a Non-Conformity other than a Class One Non-Conformity.

      1.14 Completion of Initial Conversion. "Completion of Initial Conversion" shall mean successful completion of the last of the Initial Conversions.

      1.15 Confidential Information. "Confidential Information" shall have the meaning specified in Section 11.1, below.

      1.16 Conversion. "Conversion" shall mean conversion of Account data into a format which allows processing of such data by the Software. At a minimum, Conversion shall include (i) analysis of data transfer results and tests for data integrity; (ii) conversion of all current data for all Open Accounts and Zero Balance Accounts that are included at the time of such conversion in the databases of the system from which such data is being converted; (iii) conversion of all historical data since and beginning with the beginning of the preceding calendar year to the extent that such data exists on such databases at the time of conversion; and (iv) conversion of certain historical data since and beginning with the beginning of the tenth preceding calendar year for all Open Accounts and Zero Balance Accounts, such conversion to include data sufficient to allow FTIS to generate reports used to establish the cost basis for assets held in such Open Accounts and Zero Balance Accounts, to the extent that such data exists on such databases at the time of such Conversion. Notwithstanding the foregoing, with respect to the Initial Conversion only, all historical data shall be converted since and beginning with January 1, 1996 with respect to Titan data and January 1, 1997 with respect to MPS data, as well as such additional historical data as is required beginning with the twelfth preceding calendar year to establish cost basis data as provided for above.

      1.17 CPI. "CPI" shall mean the United States Consumer Price Index for all Urban Consumers (CPI-U) All Items, U.S. City Average, as published by the U.S. Department. of Labor, or, in the event that such index is no longer published, such other index as most closely substitutes for such index.

      1.18 Customer Documentation. "Customer Documentation" shall mean that user documentation provided by SunGard to its service bureau customers.

      1.19 Day One Class A Deliverables. "Day One Class A Deliverables" shall mean those Deliverables specified in the attached Exhibit A.

      1.20 Day One Class B Deliverables. "Day One Class B Deliverables" shall mean those Deliverables specified in the attached Exhibit B.

      1.21 Day One Deferred Deliverables. "Day One Deferred Deliverables" shall mean those Deliverables specified in the attached Exhibit C.

      1.22 Day Two Deliverables. "Day Two Deliverables" shall mean those Deliverables specified in the attached Exhibit D.

      1.23 Dedicated Developer Hours. "Dedicated Developer Hours" shall mean Developer Hours which SunGard shall dedicate to development and related tasks under this Agreement as specified in Section 5.1(b).

      1.24 Deliverables. "Deliverables" shall mean the Software and the Documentation.

      1.25 Developer Hours. "Developer Hours" shall mean hours worked on development and related tasks under this Agreement, including, without limitation, hours spent by SunGard on design, development, documentation and SunGard testing and hours spent on the SRA/SDS process specified in Section 2.5.

      1.26 Discloseable Items. "Discloseable Items" shall mean the following information from the Deliverables: the End User Documentation, the format and visual expression of all data input screens, data output screens and data reports produced by the Software (but not including the data contained on such screens or in such reports), and the format and structure of all data extract files extracted from the database used by the Software, including descriptions of the fields of such data extract files.

      1.27 Distribution. "Distribution" shall mean dividend distributions counting ordinary income, short-term capital gains and long-term capital gains separately.

      1.28 Documentation. "Documentation" shall mean the Operating Documentation, the Customer Documentation and the End User Documentation.

      1.29 Effective Date. "Effective Date" shall mean the date first written above.

      1.30 End User Documentation. "End User Documentation" shall mean that portion of the Customer Documentation that is identified by SunGard as non-confidential and that shall be reasonably sufficient to allow End Users to provide input to and receive output from the Software, including a reasonable explanation of (a) data input and output screens (including commands available from such screens), (b) data reports, and (c) the format and structure of data extract files extracted by the Software from the database used by the Software.

      1.31 End Users. "End Users" shall mean FRI Clients, investors in FRI Clients, vendors to FRI Clients, distributors for FRI Clients, and other individuals and entities to whom FTIS may reasonably choose to disclose information in the ordinary course of its business.

      1.32 First Amended MOU. "First Amended MOU" shall mean the First Amended Memorandum of Understanding executed by the parties effective January 24, 1997.

      1.33 Force Majeure Event. "Force Majeure Event" shall mean, with respect to a party, any event beyond such party's reasonable control, including but not limited to, any war, riot, labor strike or other labor problem, any act of God or natural disaster, any disruption or outage of power, communications or other utility, any act of any third party for whom the party in question does not have responsibility under this Agreement, or any law, regulation, ordinance or other act or order of any court, government or governmental agency, excluding any such law, regulation, ordinance or other act or order as to which such party has indemnified the other party.

      1.34 FTIS-Caused Infringement. "FTIS-Caused Infringement" shall mean any infringement by FTIS, FRI or any FRI Affiliate of any third party Intellectual Property Right, but shall not include any SunGard-Caused Infringement.

      1.35  FRI.  "FRI" shall mean Franklin Resources, Inc.

      1.36 FRI Affiliate. "FRI Affiliate" shall mean any company controlled by or under common control with FRI, including, without limitation, any direct or indirect parent, sibling or direct or indirect FRI subsidiary, but only during such time as such relationship exists.

      1.37 FRI Client. "FRI Client" shall mean any individual or entity to whom FRI, or any FRI Affiliate, provides investment management or investment advisory services, including any such entity that constitutes an open or closed end investment company, unit investment trust, real estate investment trust or similar investment entity, but only during such time as such relationship exists..

      1.38  FTIS.  "FTIS " shall mean Franklin/Templeton Investor Services,
            Inc.

      1.39 FTIS Enhancements. "FTIS Enhancements" shall mean enhancements to the Software created pursuant to Section 12 by FTIS or for FTIS by a third party other than SunGard.

      1.40 FTIS Hours. "FTIS Hours" shall mean hours of SunGard employees and individual contractors when providing services to FTIS hereunder, as further specified in Section 5.2.

      1.41  FTIS  Trainers.   "FTIS  Trainers"   shall  mean  employees   and/or
            individual contractors of FTIS, FRI or any FRI Affiliate designated by FTIS to perform training on the Software.

      1.42  FTIS  Unrelated  Party.   "FTIS  Unrelated  Party"  shall  mean  any
            individual or entity other than FRI, FRI Affiliates, FRI Clients or End Users.

      1.43 Increase in the CPI. "Increase in the CPI" shall mean the net increase in the CPI for the immediately preceding twelve (12) month period, or the closest available approximation of such period.

      1.44 Incremental Accounts. "Incremental Accounts" shall mean the number of Processed Open Accounts which exceeds the number of Processed Open Accounts in existence as of the seventh anniversary of the Completion of Initial Conversion.

      1.45 Initial Conversion. "Initial Conversion" shall mean completion of Conversion of Accounts to Investar as specified in the schedule attached hereto as Exhibit F, including any modifications to such schedule as may be agreed in writing by the parties under the terms of this Agreement.

      1.46 Initial Payment. "Initial Payment" shall have the meaning specified in Section 9.1, below.

      1.47 Intellectual Property Right. "Intellectual Property Right" shall mean any intellectual property right, whether arising inside or outside the United States, and whether arising under the laws of the United States or of any foreign jurisdiction, including patent rights, copyright rights, trade secret rights and any other similar intellectual property rights.

      1.48 Investar. "Investar" shall mean the production version of the mutual fund shareholder accounting system marketed by SunGard under the name "Investar," current as of the date initially installed in a production environment at FTIS.

      1.49 Investar*ONE. "Investar*ONE" shall mean the production version of the mutual fund shareholder accounting systems marketed by SunGard under the name "Investar*ONE," current as of the date initially installed in a production environment at a Processing Site.

      1.50 MOU. "MOU" shall mean the Memorandum of Understanding executed by the parties effective January 3, 1997.

      1.51 Non-Conformity. "Non-Conformity" shall mean a failure of Software to correctly perform the functionality specified in the associated SDS, a Software bug, or a failure to meet a Performance Requirement. In the event that the requirements of an SDS conflict with the Performance Requirements, for purposes of determining whether a Non-Conformity exists, the Performance Requirements shall govern (except that the foregoing shall not prevent the parties from agreeing in an accepted SDS to modify one or more Performance Requirements for particular functionality or reports).

      1.52 Normal Processing. "Normal Processing" shall mean processing which occurs on business days (excluding weekends and holidays), but excluding the six (6) hour period of time following the commencement of "F Day Processing."

      1.53 Open Account. "Open Account" shall mean an Account that carries a positive balance.

      1.54 Operating Documentation. "Operating Documentation" shall mean (i) prior to Completion of Initial Conversion, such documentation as SunGard uses internally for operation of the Software; and (ii) within a reasonable time period following Completion of Initial Conversion, reasonably current and reasonably complete documentation which is reasonably sufficient to allow trained FTIS, FRI and FRI Affiliate personnel to operate the Software in the Operating Environment and in the ordinary course of business.

      1.55 Operating Environment. "Operating Environment" shall mean the hardware and software environment specified in the attached Exhibit G, including amendments as may from time to time be agreed by the parties.

      1.56 Performance Requirements. "Performance Requirements" shall mean those standards specified in the attached Exhibit E, including any modifications to such standards as may be agreed by the parties in writing under the terms of this Agreement.

      1.57  POA.  "POA" shall mean Processed Open Account.

      1.58 Processed Open Account. "Processed Open Account" shall mean an Account that is running "live" on Investar and/or Investar*ONE and that is an Open Account for at least one day during a calendar month. A Processed Open Account running "live" on both Investar and Investar*ONE during the same month will be counted as a single Processed Open Account.

      1.59 Processing Sites. "Processing Sites" shall mean those sites of FTIS, FRI or any FRI Affiliate designated by FTIS. Each Processing Site shall contain a full, operational Operating Environment.

      1.60 Proprietary Item. "Proprietary Item" shall mean the Software (including the object code and source code for the Software), the Documentation, the ideas, methods, algorithms, formulae and concepts used in developing and/or incorporated in the Software or Documentation, including, but not limited to, the visual expressions and other design features of the Software, and all revisions, modifications, refinements, releases, versions, enhancements and improvements of the Software or Documentation, but shall exclude Discloseable Items.

      1.61 Reasonable Transition Period. "Reasonable Transition Period" shall mean a period of not less than one year which is reasonably sufficient to allow FTIS to convert processing to a replacement system following expiration or termination of this Agreement, including reasonable time for (i) investigation of alternative systems; (ii) negotiation with other vendors; (iii) development work; and (iv) account conversion.

      1.62 Reimbursable Expenses. "Reimbursable Expenses" shall mean (a) the following reasonable out-of-pocket expenses incurred by SunGard's employees and individual contractors in the course of traveling to or from an FTIS facility or a third party facility to which travel is required under this Agreement or in the course of traveling to or from a SunGard facility for a meeting with FTIS personnel or with third party personnel if such meeting is requested by FTIS: (i) ground transportation expenses; (ii) air travel in coach class;
            (iii) lodging and meal expenses reasonably incurred during such travel, or during the visit to such FTIS or third party facility;
            (b) the cost of data communication lines necessary in order to allow SunGard to provide services required under this Agreement; and (c) reasonable delivery charges.

      1.63 Requested Enhancements. "Requested Enhancements" shall mean Deliverables requested by FTIS during the term of this Agreement, excluding Day One Class A Deliverables, Day One Class B Deliverables, Day One Deferred Deliverables and Day Two Deliverables.

      1.64 Response Time. "Response Time" shall mean host response time as measured in the IMS log.

      1.65 Scalability Target. "Scalability Target" shall mean the number of Processed Open Accounts calculated pursuant to Exhibit E.

      1.66 SDS. "SDS" shall mean a System Design Specification in substantially the same format as those currently in use by the parties. Each SDS shall specify (i) the functional design to be used to implement the functionality specified in one or more SRAs, (ii) a schedule for delivery, testing, installation of Software, conversion of data (if applicable) and preparation of Documentation, and (iii) a budget specified in terms of Developer Hours.

      1.67 Second Amended MOU. "Second Amended MOU" shall mean the Second Amended Memorandum of Understanding executed by the parties effective April 30, 1997.

      1.68 Software. "Software" shall mean Investar and Investar*ONE and that computer software developed and/or delivered by SunGard pursuant to this Agreement.

      1.69 SRA. "SRA" shall mean a Systems Requirement Analysis document in substantially the same form as those currently in use by the parties. An SRA shall specify one or more functional requirements requested by FTIS.

      1.70 SunGard Affiliate. "SunGard Affiliate" shall mean any company controlled by or under common control with SunGard Data Systems, including, without limitation, any direct or indirect parent, sibling or direct or indirect SunGard Data Systems subsidiary, but only during such time as such relationship exists.

      1.71 SunGard-Caused Infringement. "SunGard-Caused Infringement" shall mean infringement by any Deliverable of any third party Intellectual Property Right, but shall not include (i) infringement to the extent attributable to an SRA, unless (a) a non-infringing implementation was reasonably available or (b) SunGard knew that such SRA required such infringement but failed to inform FTIS; or (ii) infringement to the extent attributable to (a) any unauthorized or improper use or modification of any Deliverable, (b) any authorized modification of any Deliverable made by FTIS or on behalf of FTIS by any individual or entity other than SunGard, (c) any unauthorized combination of any Deliverable with any other software, documentation or other item, or (d) any breach of any provision of this Agreement by FTIS or any FRI Affiliate, FRI Client, End User or Third Party Vendor.

      1.72 SunGard-Caused Non-Conformity. "SunGard-Caused Non-Conformity" shall mean a Non-Conformity caused by (i) a failure of Software caused other than by a Force Majeure Event; or (ii) a failure of SunGard personnel to properly carry out production control requirements during such time as SunGard is responsible for production control.

      1.73 SunGard Data Systems. "SunGard Data Systems" shall mean SunGard Data Systems, Inc., the ultimate corporate parent of SunGard.

      1.74 SunGard Unrelated Party. "SunGard Unrelated Party" shall mean any individual or entity other than SunGard Data Systems, SunGard Affiliates or customers of SunGard, SunGard Data Systems or SunGard Affiliates.

      1.75 Termination Date. "Termination Date" shall mean the effective date of a termination for material breach by FTIS pursuant to
            Section 14.2.

      1.76 Testing Period. "Testing Period" shall mean the period of time during which FTIS shall complete testing of delivered Software. The Testing Period will be that period provided by SunGard to its service bureau customers for testing such Software prior to installation of such Software at the SunGard service bureau data center, or, if FTIS determines in its reasonable discretion that the magnitude of such Software delivery is such that parallel processing is necessary in which such Software would be tested on a test database made up of duplicates of a large subset or the entirety of Open Accounts, the Testing Period shall be a reasonable time for completion of such parallel processing testing.

      1.77 Third Amended MOU. "Third Amended MOU" shall mean the Third Amended Memorandum of Understanding executed by the parties effective June 30, 1997.

      1.78 Third Party Vendors. "Third Party Vendors" shall mean third party companies and consultants providing computer hardware and/or software products, services or consultation to FTIS, FRI or any FRI Affiliate or any company or consultant under consideration for provision of such products, services or consultation.

      1.79 Year 2000 Compliant. "Year 2000 Compliant," with respect to Software, shall mean that such Software is capable of accurately accounting for 20th and 21st century dates and processing the fact that year 2000 is a leap year, and normal operation will not be impaired by the advent of the year 2000, including accurately recognizing and accommodating the rollover to the year 2000.

      1.80 Zero Balance Accounts. "Zero Balance Accounts" shall mean Accounts with a balance of zero.

2.    Deliverables.

      2.1 General. SunGard shall use commercially reasonable efforts to deliver Software that is free from Non-Conformities, including testing Software prior to delivery, in accordance with SunGard's past practices and normal and reasonable industry standards, unless FTIS requests that Software be delivered prior to completion of testing, in which event SunGard shall comply with such request. In addition, SunGard shall maintain a System Development Life Cycle methodology which meets current industry standards, including controls regarding the integrity, auditability and compatibility of all Software. Such methodology shall be consistent with SunGard's past practices, but in any event will meet current industry standards.

      2.2 Priority. The successful implementation of the Day One Class A Deliverables, Day One Class B Deliverables, Day One Deferred Deliverables and Day Two Deliverables shall be SunGard's highest customer priority.

      2.3 Schedule. SunGard shall deliver and install Deliverables, and convert Accounts (if relevant), pursuant to the schedule specified in the SDS associated with such Deliverables. In addition, SunGard shall meet all dates specified in Exhibit F, including all Initial Conversion dates.

      2.4   Investar and Investar*ONE.

            (a) Investar. SunGard has delivered and installed Investar at the FTIS Processing Center in St. Petersburg, Florida and shall undertake Initial Conversion of Accounts pursuant to the schedule attached as Exhibit F. SunGard has also delivered the Documentation for Investar.

            (b) Investar*ONE. During the term of this Agreement, FTIS may evaluate Investar*ONE to determine whether, in FTIS' reasonable, good faith judgment, Investar*ONE is suitable for FTIS applications. If FTIS reaches a preliminary conclusion that Investar*ONE may be suitable for FTIS applications, FTIS shall communicate such conclusion to SunGard and shall act reasonably in response to any request by SunGard that the schedule for Investar Year 2000 Compliance be extended pending a final FTIS determination on Investar*ONE. If FTIS reaches a final conclusion that Investar*ONE is suitable for FTIS applications, the parties shall negotiate regarding Performance Requirements applicable to Investar*ONE, and SunGard shall specify the Operating Environment required for Investar*ONE. If FTIS agrees to install SunGard's Operating Environment specification, and if the parties reach agreement on the Performance Requirements for Investar*ONE, then the Operating Environment and Performance Requirements specified by this Agreement shall be amended and SunGard shall install Investar*ONE at all then-existing Processing Sites. If FTIS determines that Investar*ONE is not suitable for FTIS applications, or if FTIS determines that it is unwilling to install the Investar*ONE Operating Environment specified by SunGard, or if the parties are unable to agree on Investar*ONE Performance Requirements, then FTIS shall have no obligation to accept Investar*ONE, and the Performance Requirements, including any applicable Year 2000 requirements (including any extension in the Year 2000 schedule agreed upon pursuant to this Section), shall continue to apply to Investar. If Franklin accepts Investar*ONE by using it in production, then, irrespective of whether the parties agree on Performance Requirements, SunGard should have no further obligation to render Investar Year 2000 Compliant.

      2.5 Modification Process. The parties contemplate a definition process leading to agreement on defined functionality, a schedule and a budget for modifications to Investar and Investar*ONE. This process has been partially completed for Day One Class A Deliverables, Day One Class B Deliverables, Day One Deferred Deliverables and Day Two Deliverables. This definition process encompasses the steps outlined below, which may be waived by mutual agreement.

            (a) General procedures. The parties will cooperate in defining the nature of development to be accomplished. Such cooperation will include, but not be limited to, meetings among project personnel on a weekly basis, such meetings to include discussions of progress and of functionality which may be requested by FTIS. In addition, the parties will exercise reasonable discretion in responding to any request to extend the deadlines for response specified in this Section. All notices specified in this Section shall be in writing and shall be given in accordance with Section 23.9 except that faxes and electronic mail shall not require confirmation.

            (b) SRAs. Once FTIS has defined functionality which it wishes to request, FTIS shall describe that functionality in an SRA, which shall be delivered to an appropriate SunGard representative. Each SRA shall contain sufficient information to define the nature of the FTIS functional requirements and shall specify a date for SunGard to complete its review process pursuant to subsection (c) hereof, such date to be seven (7) business days from the date of delivery of the SRA unless another reasonable date is specified (the "review period"). In the event that SunGard reasonably believes such dates are unreasonable under the circumstances, the parties shall discuss modifying such dates.

            (c) SRA review process. Once it has received an SRA from FTIS, SunGard shall review that SRA within the review period in order to determine whether the FTIS requirements are described in a reasonably complete and unambiguous manner. If SunGard determines, in its reasonable discretion, that the SRA is either not reasonably complete or contains ambiguities, SunGard shall request additional information from FTIS, in which event the parties shall reasonably work together to clarify the SRA. This process shall continue in an iterative fashion until (i) SunGard has notified FTIS that the SRA is reasonably complete and unambiguous, or
                  (ii) FTIS has withdrawn the SRA. Neither party shall have any further obligation hereunder with respect to an SRA which has been withdrawn by FTIS, except that FTIS shall be responsible for any Developer Hours incurred by SunGard during the response and evaluation process.

            (d) SDS's. Once SunGard has notified FTIS that an SRA is reasonably complete and unambiguous, SunGard shall provide FTIS with one or more SDS's, within a thirty (30) day period, or such longer or shorter period as the parties may agree, detailing the manner in which SunGard proposes to implement the functionality specified in such SRA. Each such SDS shall include (i) a detailed description of the functionality which SunGard proposes to provide, (ii) a schedule for delivery, testing and installation of Software, conversion of data, if applicable, and preparation of Documentation, (iii) a budget specifying the number of Development Hours required to implement the SDS,
                  (iv) an explanation, if applicable, of the impact of such SDS on other SDS's, the Initial Conversion schedule, or Performance Requirements, and (v) a date by which the SDS shall be deemed withdrawn if not accepted, such date to be thirty (30) days from the date of delivery of such SDS unless another reasonable date is specified (the "response period").

            (e) SDS review process. Once it has received an SDS from SunGard, FTIS shall review that SDS within the response period. Within the response period, FTIS shall notify SunGard that (i) the SDS is accepted, (ii) the SDS is rejected, or (iii) FTIS requires further clarification or wishes to further discuss the terms of the SDS. If FTIS does not provide any such notice within such time period, the SDS shall be deemed rejected. In the event that FTIS rejects the SDS or it is deemed rejected, neither party shall have any further obligation with respect to the SDS or the associated SRA(s), subject to FTIS' right to submit a similar SRA to SunGard, thereby again triggering the SRA review process, except that FTIS shall remain responsible for any Developer Hours incurred by SunGard during the response and evaluation process. In the event that FTIS requests further clarification or discussion, such clarification or discussion shall take place, after which SunGard shall either submit a new SDS or resubmit the original SDS, either event again triggering a new response period for response by FTIS. If the duration of the SDS review process renders the proposed schedule unrealistic, SunGard may propose a revision to the schedule, in which event FTIS may, in its reasonable discretion (a) promptly accept the revised schedule in writing; (b) discuss the necessity of the revised schedule, and possible alternatives with SunGard, or (c) reject the SDS in writing or fail to respond within the response period, in which event the SDS shall be deemed rejected.

            (f) Accepted SDS. Once FTIS has accepted an SDS in writing, SunGard shall deliver corresponding Deliverables pursuant to the schedule and within the budget specified in the SDS. The Developer Hours actually incurred by SunGard with respect to such SDS, capped at the budget specified in the SDS, shall be subtracted from the Dedicated Developer Hours, if available, or shall be Chargeable to FTIS, if Dedicated Developer Hours are unavailable. In the event that FTIS authorizes SunGard to begin work on an SDS prior to formal acceptance of the SDS, this will be deemed an acceptance of the SDS.

            (g) SDS amendments. Either party may request an amendment to any SDS previously accepted by FTIS by submitting a written request to the other party describing the nature of the requested change. In such event, the parties shall discuss the nature of the amendment in order to determine whether, in the reasonable judgment of both parties, the amendment would have a material effect on the schedule or budget for the SDS to be amended, any other related SDS, the Performance Requirements or the Initial Conversion schedule. If the parties determine that the amendment would have no such material effect, then the parties shall cooperate to define an amended SDS. If the parties determine that the amendment would have a material effect, then the parties shall negotiate the terms upon which the SDS, and/or other SDS's and/or the Initial Conversion, schedule and/or the Performance Requirements, would be amended, and the parties shall determine whether SunGard should suspend work on such other SDS's during such negotiations. Such terms may include a modification of the Initial Conversion schedule, the schedule or budget for the SDS('s), or such other terms as may be agreeable to the parties. If the parties agree in writing on one or more amended SDS's, such amended SDS's shall be substituted for the original SDS's, and both parties will be bound by the terms of the amended SDS's. If the parties fail to agree on one or more amended SDS's, the original SDS's will remain in effect unless canceled by FTIS as provided below (provided that any period during which such work was suspended shall be added to the schedule under such SDS's).

            (h) SDS cancellation. At any point after acceptance of an SDS, FTIS shall have the right, in its reasonable discretion, to cancel such SDS, by providing written notice of cancellation to SunGard. Once SunGard receives such notice of cancellation, SunGard may request that the parties discuss the nature of the cancellation in order to determine whether, in the reasonable judgment of both parties, the cancellation would have a material effect on the schedule or budget for other SDS's or the Initial Conversion schedule. Otherwise, SunGard shall promptly unwind and discontinue work on the SDS and shall notify FTIS of the Developer Hours and Reimbursable Expenses expended with respect to such SDS prior to and after receipt of such cancellation notice. For purposes of compensation and/or allocation, such Developer Hours and Reimbursable Expenses shall then be treated as if such SDS had been completed and the associated Deliverable delivered and accepted, as of the date SunGard completes the unwinding and discontinuance of work on such SDS. If the parties determine that the cancellation would have a material effect on other SDS's or the Initial Conversion schedule, then the parties shall reasonably negotiate the terms upon which the other SDS's or the Initial Conversion schedule would be amended, and FTIS shall have the right to authorize SunGard to suspend work on such other SDS's during such negotiations. Such terms may include a modification of the schedule or budget for the other SDS's, or such other terms as may be agreeable to the parties. If the parties agree in writing on one or more amended SDS's, such amended SDS's shall be substituted for the original SDS's, and both parties will be bound by the terms of the amended SDS's. If the parties fail to agree on one or more amended SDS's, the original SDS's will remain in effect, provided that any period during which work was suspended shall be added to the schedule under such SDS's.

      2.6   Specific Deliverables.

            (a) Day One Class A Deliverables. With respect to the Day One Class A Deliverables, the parties have agreed on the SRAs specified in Exhibit A as well as the accompanying schedule, and SunGard has proposed SDS's corresponding to such SRAs, but FTIS has not yet accepted all of such SDS's. FTIS shall promptly provide responses to all such SDS's not already accepted as of the Effective Date. SunGard shall deliver the Day One Class A Deliverables with functionality corresponding to the SRAs specified in Exhibit A pursuant to the schedule specified in such Exhibit and pursuant to the Initial Conversion schedule.
                  If FTIS' responses require a change to one or more SDS's not accepted as the Effective Date and such change requires a material increase in the Developer Hours budgeted by SunGard for such SDS, then SunGard shall have the right to refuse to implement such change unless FTIS also agrees to a modification of the schedule for such SDS (which may include treating the modification as a Day One Class B Deliverable or a Day One Deferred Deliverable) or a modification of the Initial Conversion schedule. In such event, both parties will act reasonably in attempting to meet such schedules and in negotiating alterations if necessary.

            (b) Day One Class B Deliverables. The Day One Class B Deliverables are specified in Exhibit B hereto.

                     (i)Agreed-upon  SRAs.  With  respect to the Day One Class B
                        Deliverables, the parties have agreed on the SRAs specified in Exhibit B as well as the accompanying schedule, and SunGard has proposed partial SDS's corresponding to such SRAs, but without complete specification of all budget information. Promptly after the Effective Date, SunGard shall provide FTIS proposed amended SDS's corresponding to the Day One Class B
                        Deliverable SRAs identified in Exhibit B. Each such amended SDS shall specify the same functionality and schedule as the original corresponding SDS, but shall also specify a budget, in terms of Developer Hours, for development. Each such proposed amended SDS shall be treated, for purposes of the SDS review and acceptance procedure specified above, as if such proposed amended SDS constituted an SDS newly delivered to FTIS. If FTIS requires a change to one or more SDS's not accepted as of the Effective Date and such change requires a material increase in the Developer Hours budgeted by SunGard for such SDS, then SunGard shall have the right to refuse to implement such change unless FTIS also agrees to a modification of the schedule for such SDS or a modification of the Initial Conversion schedule. In such event, both parties will act reasonably in attempting to meet such schedules and in negotiating alterations if necessary.
                     (ii)  Interfaces  and  reports.  In  addition  to the  SRAs specified in Exhibit B, the Day One Class B Deliverables shall also include certain interface and report functionality. Certain of such interface and report functionality is specified in Exhibit B. Promptly after the Effective Date, FTIS will supplement the Exhibit B description of such functionality with a complete description, and will provide SunGard with a reasonable prioritization list for such interface and report functionality. SunGard's obligation to provide such interface and report functionality pursuant to the Day One Class B schedule shall be limited to providing 3,000 hours for interface functionality and 2,000 hours for report functionality. Prior to the delivery dates specified in such schedule, SunGard shall devote such hours to such functionality, following the prioritization order provided by FTIS. Any such functionality not complete within such budget shall become a Day One Deferred Deliverable, and shall be delivered according to a schedule and budget to be agreed upon by the parties.

            (c)    Day One Deferred Deliverables and Day Two Deliverables.
                  FTIS has provided SunGard with SRAs corresponding to requested Day One Deferred and Day Two Deliverables. SunGard's response to such SRAs shall be delivered to FTIS within sixty (60) days after Completion of Initial Conversion. In responding to such SRAs, SunGard shall prioritize delivery of Day One Deferred Deliverables over Day Two Deliverables.

            (d)    Requested Enhancements.  FTIS has not yet provided SRAs to
                  SunGard corresponding to Requested Enhancements. Such SRAs may be provided at any time during the term of this Agreement. SunGard shall have no obligation to provide any response to any SRA proposing a Requested Enhancement until sixty (60) days following the Completion of Initial Conversion, with the exception of SRAs seeking modification of interfaces between Investar and FTIS subsystems designed to modify the output of dates from Investar to the subsystems in such a manner as to adequately handle dates during and after the year 2000. SunGard shall respond to any such SRAs within the normal response time provided above. Any such response shall specify that work shall be completed within four (4) months of the acceptance of the SDS.

            (e) Eliminated subsystems. By December 31, 1997, SunGard will provide to FTIS a list of existing FTIS subsystems that will be eliminated through incorporation of subsystem functionality into the Software prior to January 1, 2000.

3.    Scalability.

      3.1 Scalability Target. The Scalability Target shall be calculated as follows:

            (a) Completion of Initial Conversion. The Scalability Target as of the Completion of Initial Conversion shall be as specified in Exhibit M.

            (b) Subsequent scalability. At the end of each calendar quarter after the first full calendar quarter following the Completion of Initial Conversion, the Scalability Target will be set as specified in Exhibit M

            (c) Acquisitions. FTIS shall provide notice of any acquisition of Acquired Accounts as follows: six (6) months notice of any acquisition involving an increase of POAs of six percent (6%) or less and twelve (12) months notice of any acquisition involving an increase of POAs of greater than six percent (6%). For these purposes, the percentage increase of POAs shall be calculated by comparing the number of Accounts to be acquired with the number of POAs, both numbers calculated as of the date of such notice. Providing that proper notice has been given, the Scalability Target shall be increased by the number of POAs given in such notice, such increase to take effect as of the date of closing of such acquisition or as of the date when such notice runs, whichever is later, such increase to be added to the existing Scalability Target as of the date such increase takes effect.

      3.2 Performance Requirements. Subject to the requirements of this Agreement, including Sections 7.1and 7.2, the Software will be required to meet all Performance Requirements when running with actual Processed Open Accounts, if the number of Processed Open Accounts is equal to or less than the Scalability Target. The Software shall not be required to meet the Performance Requirements if running with actual Processed Open Accounts in excess of the Scalability Target; provided, however, that during any such period the Software shall continue to be able to meet the Performance Requirements if running with a number of Processed Open Accounts which equals the Scalability Target. In any period during which the number of Processed Open Accounts exceeds the Scalability Target, SunGard will undertake commercially reasonable good faith efforts to render the Software capable of continuing to meet the Performance Requirements. Nothing herein contained shall require the Software to meet the Performance Requirements for a volume of Processed Open Accounts which exceeds the number actually in existence.

      3.3 Cost of Modifying the Software for Scalability Purposes. In general, SunGard shall be solely responsible for any work required in order to modify the Software as may be required to meet the Scalability Target, and such work shall be At No Additional Cost to FTIS. Notwithstanding the foregoing, FTIS shall be responsible for any incremental cost required for tuning for any acquisition of Acquired Accounts involving an increase of POAs of greater than 10% (ten percent), such percentage to be calculated at the time of giving notice of such acquisition, as specified in Section 3.1(c). In such event, tuning required in order to meet the Scalability Targets in effect during the notice period shall be At No Additional Charge to FTIS, but tuning required in order to meet scalability required for such Acquired Accounts shall be Chargeable to FTIS. The parties recognize that it may be difficult to differentiate costs incurred in order to meet Scalability Targets during the notice period and costs incurred in order to meet the requirements of the additional Acquired Accounts, and the parties will negotiate reasonably in attempting to determine the cost to be borne by FTIS. If the parties are unable to agree on such cost, the matter will be submitted to the dispute resolution process specified in Section 15. FTIS will make any payment required hereunder within thirty (30) days of conversion of the Acquired Accounts, unless the parties are unable to agree on the amount of such payment, in which event the timing of the payment shall be specified pursuant to the dispute resolution process.

4.    Correction of Non-Conformities.

      4.1 General. During the term of this Agreement, SunGard shall use commercially reasonable efforts to correct Non-Conformities pursuant to the procedures specified in this Section. FTIS shall use commercially reasonable efforts to cooperate in such SunGard correction efforts, including but not limited to, promptly providing to SunGard (i) all documentation, examples, source data and other information regarding each Non-Conformity as is reasonably possible for FTIS to provide and (ii) all potentially relevant information regarding data center management and system performance and, (iii) if FTIS was responsible for production control during any period when the Non-Conformity occurred, all potentially relevant information regarding production control.

      4.2   Procedure.

            (a) Notification. Each party shall use commercially reasonable efforts to discover Non-Conformities, and shall inform the other of any Non-Conformities promptly once discovered.

                     (i)Discovery  by FTIS.  When and if FTIS  discovers a Class
                        One Non-Conformity, FTIS shall immediately report such Class One Non-Conformity to SunGard using the Calling List. If the first person on the Calling List is not available when FTIS attempts to contact such person, or if SunGard fails to respond to such call, then FTIS shall continue calling the persons on the Calling List (in the order listed) until contact is made and SunGard responds to the call. When and if FTIS discovers a Class Two Non-Conformity, FTIS shall report such Class Two Non-Conformity using written reporting procedures consistent with the parties' past practices, unless FTIS determines, in its reasonable judgment, that such Class Two Non-Conformity is sufficiently important to be reported to SunGard by telephone, in which case FTIS shall use the Calling List procedure set forth above, but shall identify the Non-Conformity as a Class Two Non-Conformity.

                     (ii) Discovery by SunGard.  When and if SunGard discovers a
                        Class One Non-Conformity, SunGard shall immediately report such Class One Non-Conformity to the president of FTIS, or, in the event such individual is unavailable, to the most senior representative of FTIS available on immediate notice. When and if SunGard discovers a Class Two Non-Conformity, SunGard shall report such Class Two Non-Conformity using written reporting procedures consistent with the parties' past practices, unless SunGard determines, in its reasonable judgment, that such Class Two Non-Conformity is sufficiently important to be reported to FTIS by telephone, in which event SunGard shall promptly report such Class Two Non-Conformity to the appropriate FTIS personnel.

            (b) SunGard response. SunGard shall use commercially reasonable efforts to respond to FTIS reports of Non-Conformities through off-site telephone consultation, assistance and advice within fifteen (15) minutes for Class One Non-Conformities and within one (1) hour for Class Two Non-Conformities that are reported by FTIS by telephone, but, in any event, SunGard shall respond within no more than one (1) hour to reports of Class One Non-Conformities and within no more than four (4) hours to reports of Class Two Non-Conformities that are reported by FTIS by telephone.

            (c) Class One Non-Conformities. Upon detecting or being notified of a Class One Non-Conformity, SunGard shall immediately assemble the appropriate personnel to analyze the problem, identify potential solutions and determine the best plan of action. FTIS shall participate in this process as reasonably necessary. Once an appropriate plan of action is determined, SunGard shall take all reasonably necessary steps to supply a reasonable work-around or correction as soon as possible. This shall include assigning qualified, dedicated staff to work on the Non-Conformity 24 hours a day, seven days per week, at either the SunGard site or a Processing Site as necessary. SunGard personnel shall be dedicated to resolving the Non-Conformity until an acceptable work-around or correction is supplied or until FTIS determines in its reasonable judgment after consultation with SunGard that a work-around or correction cannot be produced. A SunGard representative shall keep FTIS regularly informed of the status of the Non-Conformity correction process.

            (d) Class Two Non-Conformities. For any Class Two Non-Conformities, SunGard shall work with FTIS to document the Non-Conformity through mutually established procedures consistent with the parties' past practices. Class Two Non-Conformities shall be resolved according to priorities reasonably established by SunGard after consultation with FTIS. SunGard personnel shall be dedicated to resolving Class Two Non-Conformities through SunGard's normal software support procedures.

      4.3 Fault Determination. The parties will cooperate reasonably to investigate any suspected or confirmed Non-Conformity to determine if the Non-Conformity is a SunGard-Caused Non-Conformity. If the parties are unable to agree whether a Non-Conformity is a SunGard-Caused Non-Conformity, such dispute will be subject to the dispute resolution procedures of Section 15. In any such arbitration, FTIS shall have the burden to establish, by a preponderance of the evidence, that any Non-Conformity first manifested while FTIS was responsible for production control is a SunGard-Caused Non-Conformity, whether or not such Non-Conformity is similar to a Non-Conformity previously reported.

      4.4 Compensation. SunGard's investigation and correction of SunGard-Caused Non-Conformities shall be At No Additional Charge to FTIS and SunGard shall not be entitled to reimbursement of Reimbursable Expenses incurred in connection therewith. SunGard's investigation and correction of Non-Conformities other than SunGard-Caused Non-Conformities shall be Chargeable to FTIS. In the event the parties agree that the ultimate responsibility for a Non-Conformity is unclear or is shared, the parties may agree to any allocation of the cost of investigation and correction that the parties determine to be reasonable.

5.    SunGard Development.

      5.1   Defined Deliverables.

            (a) Day One Class A Deliverables. SunGard shall devote sufficient resources to ensure timely completion of the Day One Class A Deliverables and agrees that the Day One Class A Deliverables shall be completed without the imposition of any hourly development charges to FTIS.

            (b) Dedicated Developer Hours. SunGard shall provide Dedicated Developer Hours for development of Day One Class B Deliverables, Day One Deferred Deliverables, Day Two Deliverables or Requested Enhancements. Such Dedicated Developer Hours shall be provided to FTIS without the imposition of any hourly development charges. The number of Dedicated Developer Hours to be provided by SunGard shall be calculated by taking the number of Developer Hours used by SunGard from July 1, 1997 through the Effective Date, other than Developer hours used during such period related to Day One Class A Deliverables, and subtracting that number from 44,325. For purposes of calculation of the Dedicated Developer Hours, within seven (7) days of the Effective Date, SunGard shall notify FTIS of the number of Developer Hours used by SunGard from July 1, 1997 through the Effective Date, other than Developer Hours used during such period related to Day One Class A Deliverables.

            (c) Additional Developer Hours. To the extent that Day One Class B Deliverables, Day One Deferred Deliverables, Day Two Deliverables or Requested Enhancements require Developer Hours in excess of the Dedicated Developer Hours, such excess Developer Hours shall be Chargeable to FTIS.

      5.2   FTIS Hours.

            (a) After Completion of Initial Conversion and throughout the remainder of the term of this Agreement, SunGard shall provide FTIS a pool of hours for services ("FTIS Hours"). Such services shall include: (i) assistance in the operation of the Software; (ii) help desk support; (iii) training; (iv) new conversions, representing customers of FRI Clients newly managed by FRI or any FRI Affiliate; (v) custom development; and (vi) maintenance, support and other services provided by SunGard hereunder to the extent that FTIS Hours are used therefor in accordance with this Agreement.

            (b) In assigning personnel to tasks using FTIS Hours, SunGard shall use reasonable efforts to maintain continuity of personnel. Notwithstanding the foregoing, SunGard shall have the right, in its reasonable discretion, to assign tasks using FTIS Hours to various SunGard employees and individual contractors, so long as such employees and individual contractors are qualified for such tasks, it being understood that both parties will benefit if SunGard personnel who have responsibilities for multiple customers are sometimes assigned to tasks using FTIS Hours.

            (c) On a monthly basis, FTIS and SunGard shall consult regarding the types of tasks being performed using FTIS Hours, as well as the types of tasks anticipated by the parties. SunGard shall provide personnel suited to the anticipated tasks. FTIS shall act reasonably in any request that the mix of tasks be altered in such a manner as to require the assignment of different personnel by SunGard, and shall provide SunGard at least three (3) months notice prior to requiring any such alteration.

            (d) Beginning the first complete month after Completion of Initial Conversion, SunGard shall provide FTIS with two thousand eight hundred thirty-three (2,833) FTIS Hours per month. SunGard shall provide FTIS with an additional one hundred forty-two (142) hours per month for each seven hundred fifty thousand (750,000) Processed Open Accounts by which the Processed Open Accounts exceeds five million (5,000,000). Such additional hours shall be provided beginning three (3) months following the month in which such 750,000 Processed Open Accounts came into existence. In the event that Processed Open Accounts grow to a level requiring additional hours per month, but later sink below that level, SunGard's requirement to provide such additional hours shall terminate three (3) months following the month in which such Processed Open Accounts sank below such level. Notwithstanding the foregoing, SunGard's requirement to provide FTIS Hours shall never decrease below 2,833 FTIS Hours per month, subject to FTIS' right to require a lower amount, as specified below. All FTIS Hours shall be provided monthly on a non-cumulative basis with no carry-forward of unused hours to subsequent months.

            (e) After completion of the first twelve (12) month period following the Completion of Initial Conversion, FTIS shall have the right to decrease (in increments of 1,700 hours per year) the number of FTIS Hours below SunGard's current minimum requirement (as based on the number of Processed Open Accounts), or to increase such number (in increments of 1,700 hours per year) up to the current minimum (as based on the number of Processed Open Accounts), if the number had previously been reduced. FTIS' right to alter the number of FTIS Hours shall be exercisable on three (3) months' notice to SunGard, and shall be exercisable no more than once in any twelve (12) month period.

            (f) For each twelve (12) month period during which the FTIS Hours are reduced below the current SunGard minimum requirement (as based on the number of Processed Open Accounts), FTIS shall receive a credit of $100,000 for each such reduction of 1,700 FTIS Hours. Such credit shall be applied against compensation otherwise due SunGard pursuant to this Agreement. In the event that such a reduction applies for a period of less than twelve months, FTIS shall receive a pro-rated credit.

            (g) SunGard shall maintain records sufficient to show the FTIS Hours worked each month, and shall report such information to FTIS on a monthly basis.

      5.3   Additional Services.

            (a) In general. If, following the Completion of Initial Conversion, the maintenance, support, development and other requirements of FTIS exceed that which can be provided through the use of FTIS Hours, FTIS may, after reasonable consultation with SunGard, require that SunGard assign additional personnel to such requirements, subject to the terms and conditions of this Section.

            (b)    Rates for Additional Services.  For work performed through the end of 1998, such personnel shall be billed at a rate not to exceed the rate specified in Exhibit M.

            (c) Increase in rates. Increases in rates for Additional Services shall take place no more than once annually, with the earliest such increase to take place no earlier than January 1, 1999. Any such increase shall be calculated in accordance with the formula specified in Exhibit M.

      5.4   Updates and Enhancements.

            (a) Development not requested by FTIS. During the term of this Agreement, and consistent with SunGard's past practices, SunGard shall continue to devote resources to maintenance and updating of Investar and/or Investar*ONE. Accordingly, from time to time, at its own cost and expense, and in accordance with its past practice, SunGard shall develop updates and enhancements to such products. SunGard shall provide such updates and enhancements to FTIS. If SunGard charges other SunGard customers for such updates and enhancements, the parties shall negotiate regarding whether a charge shall be imposed on FTIS for such updates and enhancements. Both parties shall be reasonable in such negotiations, which shall conform generally to the past practices of the parties with respect to charges for updates and enhancements. If the parties agree that a charge should be imposed on FTIS, FTIS shall have the right, at its option, to apply available FTIS Hours to such charge, with such FTIS Hours to be valued at the then-current cost for Additional Services. No charge for updates or enhancements not requested by FTIS shall be imposed if FTIS notifies SunGard that FTIS has no need of the new functionality incorporated in such update or enhancement. In such event, FTIS shall install such update or enhancement, subject to the other provisions of this Agreement, but shall pay no update or enhancement charge until and unless FTIS uses any material part of such new functionality.

            (b) Requested Enhancements. If SunGard incorporates a Requested Enhancement into a new enhancement to software made available to third parties, and if SunGard charges third parties for such enhancement, then SunGard shall provide FTIS with a credit reflecting a reasonable allocation of the amount of such charges to third parties, such credit to take the form of a credit against Account Fees, and to be capped at the amount of the payment made by FTIS for such enhancement, calculated either by the dollar amount paid by FTIS for Additional Services or by an attributed dollar amount for FTIS Hours used for such development, calculated by multiplying the number of such hours used by the then-current hourly rate for Additional Services.

6.    Delivery, Installation and Conversion.

      6.1 Testing by Third Party Vendors. At FTIS' request set forth in an SRA, SunGard shall cooperate reasonably with FTIS in providing Software to Third Party Vendors for testing in accordance with reasonable test plans and procedures set forth by such vendors, such delivery to occur sufficiently in advance of the scheduled delivery date for such Software to allow for completion of reasonable testing and revision of the Software in light of testing results (if necessary) prior to such scheduled delivery date.

      6.2 Manner of Delivery. SunGard shall deliver Software by providing the following to FTIS at each Processing Site designated by FTIS: (i) two (2) executable copies of such Software, and (ii) two (2) source code versions of such Software. SunGard shall deliver Documentation by delivering ten (10) hard copies and one machine-readable copy of associated Documentation.

      6.3   Installation.

            (a) Acceptance testing. Following delivery of Software by SunGard, SunGard shall install such Software in a test environment maintained by FTIS at a single Processing Site reasonably designated by FTIS, following which FTIS shall perform initial testing to determine whether such Software appears to contain material Non-Conformities. Such testing will be completed within the Testing Period, and SunGard shall have the right to observe and reasonably participate in such testing. If FTIS discovers material Non-Conformities during such testing, FTIS shall have the right to reject such Software until and unless such material Non-Conformities have been substantially corrected. In the event of such a rejection, such Software will be deemed non-delivered until and unless conforming Software has been delivered. If the parties disagree regarding whether Software contains material Non-Conformities, such dispute may be submitted to the arbitration procedures specified in this Agreement.
                  Neither such FTIS initial testing, nor any statement by FTIS that the Software does not appear to contain Non-Conformities, shall waive or otherwise affect SunGard's obligation to correct Non-Conformities in accordance with the terms of this Agreement.

            (b) Installation. If FTIS notifies SunGard that delivered Software does not appear to contain material Non-Conformities, or if the Testing Period passes with no identification of actual or suspected material Non-Conformities by FTIS, or if FTIS authorizes SunGard to install the Software in a production environment, then FTIS will be deemed to have accepted such Software. In such event, SunGard shall install such Software in production environments in such Processing Sites as may be reasonably designated by FTIS. This Section 6.3(b) shall not apply to any delivery of Investar*ONE which takes place prior to acceptance and installation of Investar*ONE pursuant to the provisions of Section 2.4(b). Such delivery shall be governed by the provisions of such section.

            (c) Subsequent installation. Following initial installation at Processing Sites designated by FTIS, and throughout the term of this Agreement, FTIS shall have the right, upon reasonable notice, to designate additional Processing Sites for installation of previously delivered and installed Software. In such event, SunGard shall undertake such installation pursuant to terms and conditions to be agreed by the parties and such SunGard services shall be Chargeable to FTIS.

            (d) Installation prior to Completion of Initial Conversion. Notwithstanding any of the foregoing provisions, prior to the Completion of Initial Conversion, SunGard shall be responsible for installation at the FTIS Processing Site located in St. Petersburg, Florida and at the FTIS Processing Site in Rancho Cordova, California. Prior to Completion of Initial Conversion, the sole use made of the Software at the Rancho Cordova Processing Site shall be for scalability testing and to perform read-only functions and prepare reports during that time period. Notwithstanding the foregoing, in the event that a disaster adversely affects processing at the St. Petersburg Processing Site prior to Completion of Initial Conversion, SunGard shall reasonably cooperate with FTIS in shifting installation and processing to the Rancho Cordova Processing Site. Subsequent to the Completion of Initial Conversion, FTIS shall have the right, upon reasonable notice, to require that SunGard install the Software at additional Processing Sites chosen by FTIS, subject to the other provisions of this Agreement.

      6.4   Conversion.

            (a) Schedule. SunGard shall meet the deadlines specified in the Initial Conversion schedule and shall meet any other Conversion deadlines which may be specified in SDS's agreed to by the parties.

            (b) Requirements. Conversion shall take place pursuant to procedures mutually agreed by the parties, which procedures shall minimize any necessary disruption to the operations of FTIS, FRI or any FRI Affiliate.

            (c)   Cost.

                  (i) Initial Conversion. Initial Conversion shall be performed by SunGard At No Additional Charge to FTIS.

                  (ii)  Conversion   necessitated  by  new   Deliverables.   Any
                        Conversion necessitated by the delivery of new Deliverables by SunGard (other than Initial Conversion) shall be accomplished within the budget specified in the associated SDS(s).

                  (iii) Conversion  necessitated  by Acquired  Accounts.  In the event that FRI or any FRI Affiliate acquires Acquired Accounts which require Conversion in order to run on Software previously installed by SunGard, SunGard shall undertake such Conversion pursuant to terms and conditions to be agreed by the parties, and such conversion services shall be Chargeable to FTIS.

      6.5 Legacy System. For a period of thirty (30) days following the Initial Conversion of any Account previously serviced by SunGard pursuant to the 1981 Agreement, SunGard shall At No Additional Charge to FTIS maintain existing data as of the time of such Conversion and legacy systems for such Account, so as to allow processing for such Account to be shifted back if necessary, it being understood that, if processing is shifted back, data changes made since the date of such Conversion may need to be reinput. In the event such a reversion becomes necessary, the parties shall negotiate regarding payment for the cost of such reversion and of processing under such legacy system, and shall submit such dispute to arbitration if no agreement is reached. In any such dispute, the parties' relative fault shall be taken into account in setting such costs. Notwithstanding the foregoing, there shall be a rebuttable presumption that SunGard shall be paid for processing pursuant to the most recent prices paid by FTIS for MPS processing under the 1981 Agreement, if the reversion to the legacy system is not due to any fault of SunGard.

7.    Processing.

      7.1   Operating  Environment.  It shall be  FTIS'  responsibility,  at its expense, to procure and maintain an operational Operating Environment for each Processing Site in sufficient time to allow SunGard to meet the schedules required under this Agreement.

      7.2 Modifications to the Operating Environment. SunGard shall have the right to propose modifications to the Operating Environment. SunGard shall not propose any such modifications unless SunGard has implemented such modifications in its own processing center, or will implement such modification as of the effective date of the modification proposed by SunGard, or such modification is, in
            SunGard's reasonable judgment, necessary to meet Performance Requirements related to scalability or otherwise to handle growth in Account volume processed under this Agreement.

            (a) Non-material modifications. If proposed Operating Environment modifications do not impose a material cost on FTIS, Exhibit G shall be amended to incorporate such modification, and FTIS shall implement such modification within a time period which is reasonable under the circumstances.

            (b) Material modifications. SunGard shall consult with FTIS prior to proposing a modification to the Operating Environment which imposes a material cost on FTIS. Any such material modification shall not be imposed on less than one (1) years' notice or such shorter period as may be reasonable under the circumstances. If SunGard proposes a material modification to the Operating Environment, FTIS shall, within a reasonable time period, determine whether it is willing to implement such modification. If FTIS determines that it is willing to implement such modification, Exhibit G shall be amended to incorporate such modification and FTIS shall implement such modification within the notice period. If FTIS determines that it is not willing to implement such modification, FTIS shall so notify SunGard. In such event, SunGard shall propose a percentage increase in the amount of Account Fees (the "proposed increase"). If FTIS agrees to the proposed increase, then (i) the Account Fees shall be increased through the remaining term of this Agreement by the proposed increase, (ii) such modification to the Operating Environment shall not take effect, and (iii) SunGard shall continue to perform all of its obligations under this Agreement, except that SunGard's obligations under Section
                  5.4 to develop periodic updates and enhancements of the Software shall apply only to the version of the Software maintained by SunGard in its service bureau environment, and SunGard shall have no liability for any failure to meet the Performance Requirements to the extent caused by the failure to modify the Operating Environment. If FTIS refuses to agree to the proposed increase, then (i) the proposed increase shall be treated as a percentage decrease in the Account Fees, which decreased Account Fees shall remain in effect through the remaining term of this Agreement, (ii) SunGard shall continue to perform all of its obligations under this Agreement, except that SunGard's obligation under Section 5.4 to develop periodic updates and enhancements of the Software as used by FTIS shall apply only to the version of the Software maintained by SunGard in its service bureau environment, SunGard shall have no liability for any failure to meet the Performance Requirements to the extent caused by the failure to modify the Operating Environment and SunGard shall have no further liability for Non-Conformities other than to use reasonable efforts to investigate and correct Non-Conformities in accordance with Section 4.2, provided that all such investigations and corrections shall be Chargeable to FTIS, and (iii) the then current minimum requirement for FTIS Hours shall be reduced by a percentage equal to the amount of the proposed increase.

      7.3   Operation.

            (a)    Data center management.  FTIS shall be responsible for
                  data center management. In accordance with normal industry standards, FTIS shall monitor the performance of the system on an ongoing basis and will implement reasonable hardware tuning or improvements, including, without limitation, disk cache increases, in order to maximize throughput and minimize I/O time. Such changes shall not include any changes to the Operating Environment. Although FTIS shall not be contractually obligated to meet the following requirements, the Performance Requirements shall be waived for any period during which any of the following requirements are not met:

                  (i)    a reasonable number of message regions must be
                        allocated to support IMS message activity;

                  (ii)   a reasonable number of initiators must be allocated
                        to achieve optimum throughput for production jobs;

                  (iii) Investar has the highest application priority, which may be shared only with other critical applications as agreed, and provided that Investar never has less than 60 MIPS available to it; or

                  (iv) average daily system utilization of the MVS LPAR in which Investar production executes will not exceed 90% during both on-line production and batch processing.

             (b) Production control. During the period prior to Completion of Initial Conversion, SunGard shall provide production control from SunGard's facility in San Mateo At No Additional Charge to FTIS. Following Completion of Initial Conversion, SunGard shall continue to provide production control from such facility, or from such other SunGard facility as SunGard may reasonably designate, with such production control services to be Chargeable to FTIS, until FTIS assumes responsibility for production control. FTIS shall provide reasonable notice once it intends to assume responsibility for production control. At such time, SunGard and FTIS shall cooperate in transferring such responsibility from SunGard to FTIS.

8.    SunGard Services.

      8.1 Training. FTIS Trainers shall have primary responsibility for End-User training. Pursuant to the terms and conditions of this Section, SunGard shall train such FTIS Trainers. Such training shall take place in a professional manner in accordance with standard industry practices. The parties will cooperate in scheduling any training required of SunGard hereunder, and FTIS will provide reasonable notice of training requests to SunGard. If, in SunGard's reasonable judgment, a proposed FTIS Trainer is unable or unwilling to be properly trained, SunGard shall notify FTIS of such judgment, and FTIS shall replace such proposed FTIS Trainer.

            (a) Prior to Completion of Initial Conversion. Prior to Completion of Initial Conversion, SunGard shall provide training to a reasonable number of FTIS Trainers sufficient to provide such FTIS Trainers with a thorough understanding of the Deliverables and to allow such FTIS Trainers to adequately train other personnel regarding use of such Deliverables. Such training shall take place At No Additional Charge to FTIS.

            (b) Subsequent training. Following Completion of Initial Conversion, training of FTIS Trainers shall be Chargeable to FTIS. In addition, FTIS may request training other than training of FTIS Trainers, in which event SunGard shall provide such training on reasonable notice, and such training shall be Chargeable to FTIS.

      8.2 Support. Pursuant to the terms and conditions specified below in this Section, SunGard shall provide reasonable support for operation of the Software, including help desk support and reasonable consultation.

            (a) Prior to Completion of Initial Conversion. Prior to Completion of Initial Conversion, SunGard shall provide reasonable support to FTIS At No Additional Charge to FTIS.

            (b) Subsequent support. Following Completion of Initial Conversion, SunGard support shall be Chargeable to FTIS.

      8.3 Disaster Recovery. FTIS shall be solely responsible for disaster recovery. Notwithstanding the foregoing, in the event of a disaster, SunGard shall provide reasonable support to FTIS to assist FTIS in resuming full operation, including providing additional copies of the Deliverables as may be necessary. Any such support shall be Chargeable to FTIS.

9.    Compensation.

      9.1 Initial Payment. Pursuant to the First Amended MOU, the Second Amended MOU and the Third Amended MOU, FTIS has paid to SunGard an Advance in the amount of three million two hundred fifty thousand dollars ($3,250,000). Upon execution of this Agreement, FTIS shall pay SunGard the additional amount of four million two hundred fifty thousand dollars ($4,250,000). The cumulative total of seven million five hundred thousand dollars ($7,500,000) shall be referred to herein as the "Initial Payment." The Initial Payment is being made and has been made due to the significant development, installation and conversion costs being incurred by SunGard prior to the Completion of Initial Conversion.

      9.2   Account  Fees.  During the term of this  Agreement,  and  subject to
            Section 1.1, FTIS shall pay SunGard a fee based on the number of Processed Open Accounts. Such fee shall be calculated as specified in Exhibit M, subject to a minimum of five hundred thousand dollars ($500,000) per month, which shall apply beginning the first full month after the Completion of Initial Conversion, such minimum to be calculated before application of Section 9.3. Such fee shall be paid within thirty (30) days of the end of the month to which the fee pertains.

      9.3 Modification of Account Fees. Account Fees otherwise due and owing to SunGard pursuant to pursuant to Section 9.1 may be modified as follows:

            (a) Account Fees otherwise due and owing to SunGard shall be reduced by one hundred fifty-five thousand, six hundred eighty-seven dollars and sixty-seven cents ($155,687.67) per month for each of the first sixty (60) months following the Completion of Initial Conversion. In addition, the Account Fees due and owing for the first full month following the Completion of Initial Conversion shall be reduced by an amount equal to fifty-six thousand two hundred and fifty dollars ($56,250.00) multiplied by the number of months (full and partial) between the Effective Date and the Completion of Initial Conversion, and, if the amount of such total reduction for such first month following the Completion of Initial Conversion exceeds the Account Fees for such month, then any balance shall serve as a reduction in the Account Fees due and owing for each subsequent month until such balance is reduced to zero.

            (b) If SunGard misses an Initial Conversion Date, or Software contains a Class One Non-Conformity which constitutes a SunGard-Caused Non-Conformity, the parties agree that the value of the Software to FTIS will be reduced during such period. In such event, the Account Fees payable by FTIS shall be reduced by 10%. Such reduction will apply to the Account Fees payable for the entirety of any month if such condition existed during any portion of such month, if the condition constituted (i) a failure to meet an Initial Conversion Date, (ii) a Class One Non-Conformity which was not promptly corrected, or (iii) repeated Class One Non-Conformities during the month, even if each such Non-Conformity was promptly corrected. Such reduction will apply only to Account Fees payable for any day(s) during which such condition existed, if the failure constituted a Class One Non-Conformity which was promptly corrected, unless repeated Class One Non-Conformities occurred during such month. Such a reduction shall not be imposed unilaterally by FTIS, but shall be imposed only by an arbitrator following an arbitration in which the burden shall be on FTIS to establish the existence and duration of the condition justifying such reduction by a preponderance of the evidence. In such event, the amount of any damages which would otherwise be awarded to FTIS based on or arising out of such condition shall be reduced by the amount of such reduction in Account Fees.

            (c) If SunGard misses an SDS schedule other than an Initial Conversion schedule and such schedule miss is material, or Software contains a Class Two Non-Conformity which constitutes a SunGard-Caused Non-Conformity and which is both material and not promptly corrected, the parties agree that the value of the Software to FTIS may be reduced during such period, and an arbitrator may reduce Account Fees payable for a month by up to 5% if such a condition existed during some or all of such month. If such condition existed for less than an entire month, any such reduction shall be applied pro rata for a reasonable portion of such month, taking into account the severity of the problem, provided that such period may be longer or shorter than the actual period of such condition. Such a reduction shall not be imposed unilaterally by FTIS, but shall be imposed only by an arbitrator following an arbitration in which the burden shall be on FTIS to establish the existence and duration of the condition justifying such reduction by a preponderance of the evidence. In such event, the amount of any damages which would otherwise be awarded to FTIS based on or arising out of such condition shall be reduced by the amount of such reduction in Account Fees.

            (d) On the seventh, eighth and ninth anniversaries of the Completion of Initial Conversion, SunGard shall have the right to increase the Account Fees applicable to Incremental Accounts by the Increase in the CPI, plus two percent (2%).

      9.4 Expenses. FTIS shall reimburse SunGard for Reimbursable Expenses incurred by SunGard in the course of the SRA/SDS process, and in providing development, training and related services from December 1, 1996 through the Effective Date, and FTIS shall reimburse SunGard for Reimbursable Expenses incurred by SunGard in the course of providing services under this Agreement, except as this Agreement may expressly provide to the contrary. SunGard shall provide an invoice, copies of receipts and other supporting documentation within two (2) months of the date of such expense, except that such documentation for expenses incurred before the Effective Date shall be provided within two (2) months after the Effective Date. FTIS shall reimburse SunGard for such Reimbursable Expenses within thirty
            (30) days of receipt of such documentation.

      9.5 Taxes. The fees and other amounts payable by FTIS to SunGard under this Agreement do not include any taxes of any jurisdiction that may be assessed or imposed upon the copies of the Software and Documentation delivered to FTIS, the license granted under this Agreement or the services provided under this Agreement, or that may be otherwise assessed or imposed in connection with the transactions contemplated by this Agreement, including sales, use, excise, value added, personal property, export, import and withholding taxes, excluding only taxes based upon SunGard's net income and taxes similar to or in lieu of income taxes that are based upon SunGard's revenues. FTIS shall directly pay any such taxes assessed against it, and FTIS shall promptly reimburse SunGard for any such taxes payable or collectable by SunGard.

      9.6 Late Payment. If FTIS fails to make any payment required hereunder, FTIS shall not be in breach of this Agreement for such failure unless FTIS fails to make such payment within seven (7) business days after receipt of SunGard's notice that such payment was not made by the date required hereunder (the "due date"). If FTIS disputes whether a payment is required hereunder, FTIS shall be entitled to withhold such payment pending resolution of such dispute pursuant to the provisions of Section 15, and such act of withholding shall not constitute a breach of this Agreement unless FTIS continues to withhold such payment in violation of an arbitration decision. If the arbitrator(s) assigned to such dispute determines that FTIS' position was incorrect but reasonable, FTIS shall be ordered to pay the amount due plus reasonable interest (which shall be no lower than SunGard's then most recent cost of funds rate) from the due date. If the arbitrator(s) assigned to such dispute determines that FTIS' position was incorrect and unreasonable, FTIS shall be ordered to pay the amount due plus reasonable interest (which shall be no lower than SunGard's then most recent cost of funds rate) from the due date plus liquidated damages of two percent (2%) of such disputed amount, multiplied by the number of months (full or partial) between the due date and the date of payment, the parties being in agreement that in such event the actual damages would be difficult or impossible to calculate and such liquidated damages would be a reasonable measure of such damages.

10.   Licenses and Ownership.

      10.1 License by SunGard. SunGard grants FTIS, FRI and FRI Affiliates (the "licensees") a limited, world-wide, non-exclusive license under all relevant SunGard Intellectual Property Rights which inhere in or are relevant to any of the Deliverables, and which are necessary to exercise the rights set forth in Subsections (a) and (b) of this
            Section 10.1, subject to the terms and conditions of this Agreement.

            (a) License rights regarding Software. The license to Software shall include and be limited to the following rights: (i) the right to execute the Software only for the purpose of providing shareholder accounting processing and related services for FRI Clients and providing related services to End Users, including the right to make any copies necessarily made in the course of such execution, such right limited to execution at Processing Sites; (ii) the right to make one backup/archive copy; (iii) the right to disclose Discloseable Items to FRI Clients, End Users and Third Party Vendors, whether or not located at Processing Sites; (iv) the right, subject to the requirements of
                  Section 12, to create or have created FTIS Enhancements; and (v) the right to disclose the Software to Third Party Vendors approved by SunGard pursuant to Section 11 on a need-to-know basis.

            (b) License rights regarding Documentation. The license to Documentation shall include the following rights: (i) the right to make copies of Documentation; (ii) the right to modify Documentation; (iii) the right to provide End User Documentation to FRI Clients, End Users and Third Party Vendors; (iv) the right to provide Customer Documentation to employees and individual contractors of FTIS, FRI and FRI Affiliates on a need-to-know basis and subject to the non-disclosure obligations of Section 11; and (v) the right to disclose the Customer Documentation to Third Party Vendors approved by SunGard pursuant to Section 11 on a need-to-know basis.

            (c) Term. The licenses extended hereunder shall terminate at the later of: (i) the expiration or termination of this Agreement, or (ii) the expiration of any Reasonable Transition Period.

            (d) License limitations. Except as otherwise permitted pursuant to this Agreement, or with the prior written consent of SunGard, the licensees will not, nor will they permit any FRI Client, End User or third party to, (i) use any Proprietary Item for any purpose, at any location or in any manner, (ii) license, sublicense, market, sell or otherwise distribute any Proprietary Item, (iii) make or retain any copy of any Proprietary Item, (iv) refer to or use any Proprietary Item as part of any effort to develop a program having functional attributes, visual expressions or other features similar to those of the Software or to otherwise compete with SunGard, (v) modify, adapt, translate or create derivative works based upon any Proprietary Item, or combine or merge any part of any Proprietary Item with or into any other software or documentation, or (vi) remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item.

            (e) FTIS liability. FTIS shall be liable for any breach of the provisions of this Section 10.1 or of Section 11 by any FRI Affiliate, FRI Client, Third Party Vendor or End User to which FTIS has disclosed or made available any information subject to such provisions.

      10.2 License by FTIS. FTIS grants SunGard a limited, perpetual, world-wide, non-exclusive, royalty-free license under all relevant FTIS Intellectual Property Rights which inhere in or are relevant to any of the ideas, methods, algorithms, formulae and concepts incorporated in SRAs conveyed to SunGard and which are necessary to allow SunGard to (i) use such ideas, methods, algorithms, formulae and concepts, and (ii) incorporate such ideas, methods, algorithms, formulae and concepts into materials, including computer programs, and documentation, to be provided by SunGard to third parties, and to exploit such ideas, methods, algorithms, formulae and concepts for SunGard's commercial purposes.

      10.3  Ownership.

            (a) SunGard ownership. Title to all Proprietary Items and all Discloseable Items will remain exclusively in SunGard.

            (b) FTIS ownership. The provisions of Subsection (a) of this Section shall not apply to any ideas, methods, algorithms, formulae and concepts which are currently owned by and used in the course of business of FTIS, FRI or FRI Affiliates, or to those ideas, methods, algorithms, formulae and concepts which may be disclosed by FTIS, FRI or any FRI Affiliate to SunGard pursuant to this Agreement. Title to all such ideas, methods, algorithms, formulae and concepts will remain exclusively in FTIS, FRI or FRI Affiliates.

            (c)   Exceptions.  Notwithstanding the provisions of Subsections
                  (a) and (b) of this Section, (i) nothing herein contained shall limit either party's right to use any ideas, methods, algorithms, formulae or concepts which are owned by such party, in the public domain or owned by any third party (subject to such third party's rights), including ideas, methods, algorithms, formulae or concepts incorporated in the Proprietary Items, (ii) nothing herein contained shall limit any disclosure right expressly granted to FTIS pursuant to this Agreement, including the right to disclose Discloseable Items.

11.   Confidentiality.

      11.1 Definition of Confidential Information. This Confidentiality Section shall apply to any information conveyed by one party hereunder to the other party, or learned by either party from the other during the course of dealings between the parties. Such information shall constitute Confidential Information if (1) the information is specifically identified as confidential when conveyed or learned, or
            (2) the information is of a type that the other party should reasonably recognize as confidential, or is conveyed under circumstances which the other party should reasonably recognize as denoting confidentiality. Without limitation of the foregoing, (1) FTIS acknowledges that Proprietary Items (subject to the limitations contained in Sections 10.3(b) and (c)) are trade secrets, Confidential Information and proprietary property of SunGard, having great commercial value to SunGard, and that the development and design of the Proprietary Items have involved and will involve the expenditure by SunGard of substantial amounts of time and money and the use by SunGard of skilled experts; (2) information regarding the business or financial condition of either party constitutes Confidential Information; (3) information regarding the business or technical plans or prospects of either party constitutes Confidential Information; and (4) the terms of this Agreement constitute Confidential Information. Notwithstanding the foregoing, or anything else in this Agreement, Discloseable Items shall not constitute Confidential Information.

      11.2 Nondisclosure and Nonuse of Confidential Information. The receiving party will undertake reasonable precautions to avoid inadvertent disclosure of Confidential Information, such precautions to be at least as extensive as those taken to protect confidential information belonging to the receiving party. The receiving party will not disclose, publish, or disseminate Confidential Information to anyone other than the following individuals, each of whom must have a need to know in order to carry out the receiving party's rights or obligations under this Agreement, and each of whom must have been informed of and agreed to be bound by the receiving party's obligations relating to disclosure and use restrictions hereunder: (1) employees, (2) individual contractors engaged by the receiving party (directly or through an agency) who sign written non-disclosure agreements, and (3) Third Party Vendors (other than agencies providing individual contractors) engaged by FTIS, but only to the extent that SunGard authorizes disclosure to each such Third Party Vendor in writing, such authorization to be not unreasonably withheld. The receiving party agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information. The receiving party agrees to accept Confidential Information for the sole purpose of carrying out the receiving party's rights and obligations under this Agreement. The receiving party agrees not to use Confidential Information otherwise for its own or any third party's benefit without the prior written approval of an authorized representative of the disclosing party in each instance. The receiving party shall have the right to disclose Confidential Information as strictly necessary for compliance with legal or regulatory requirements, including subpoenas. Prior to any such disclosure, the receiving party shall provide reasonable notice to the disclosing party, and shall cooperate in any effort by the disclosing party to petition the authority compelling such disclosure for an order that such disclosure not occur or that such disclosure occur pursuant to terms and conditions designed to ensure continued confidentiality.

      11.3 Limitations on Confidentiality. The receiving party's obligations hereunder with respect to any Confidential Information shall terminate when the receiving party can document that: (a) such Confidential Information has become generally available to the public through no fault on the part of the receiving party; (b) the conveying party has made such Confidential Information available to other parties without any obligation of confidentiality; (c) the receiving party rightfully had such Confidential Information in its possession, free of any obligation of confidentiality to the disclosing party, prior to disclosure by the disclosing party; (d) such Confidential Information was independently developed by the receiving party independently of and without reference to any Confidential Information; (e) the receiving party rightfully obtained such Confidential Information from a third party with the right to transfer or disclose it without any obligation of confidentiality; or (f) such Confidential Information does not constitute a Proprietary Item and was first conveyed to the receiving party more than seven (7) years previously.

      11.4 Return of Tangible Materials. Upon expiration or termination of this Agreement, and following a Reasonable Transition Period, within thirty (30) business days of receipt of written request by the disclosing party, the receiving party will return to the disclosing party all documents, records and copies thereof containing
            Confidential Information and will certify in writing to the disclosing party that all copies of Confidential Information have been permanently deleted or destroyed, including copies installed in computer memory, on computer disks, tapes or other media. For purposes of this section, the term "documents" includes all information fixed in any tangible medium of expression, in whatever form or format.

12.   FTIS Enhancements.

      12.1 In General. Subject to the restrictions contained in this Section, nothing herein contained shall be deemed to restrict FTIS' right to develop FTIS Enhancements, or to have FTIS Enhancements developed by third parties. FTIS shall refrain from developing any FTIS Enhancement, or having any FTIS Enhancement developed, unless and until FTIS has proposed an SRA corresponding to such FTIS Enhancement, and such SRA has been withdrawn by FTIS after receipt of a response from SunGard or has resulted in an SDS which has been rejected or canceled by FTIS.

      12.2 Use of Deliverables. FTIS may make use of Documentation and Discloseable Items in creating FTIS Enhancements, and may disclose such information to Third Party Vendors for the purpose of having FTIS Enhancements developed, subject to the nondisclosure procedure of Section 11, provided, however, that, if Proprietary Items are to be disclosed to Third Party Vendors for such purpose, such Third Party Vendors must be approved in advance by SunGard pursuant to the provisions of Section 11.2.

      12.3 Restrictions on FTIS Enhancements. FTIS Enhancements shall not incorporate or modify the Software source or object code or modify the database structure, data structures or file structures used by the Software. Notwithstanding the foregoing, nothing contained in this Section 12.3 shall limit FTIS' right to develop FTIS Enhancements which modify the structure or organization of data which has been output from the database used by the Software, as long as such data is not reinput into such database, or to develop FTIS Enhancements which translate data into the format used by the Software, in order to facilitate storage of such data in the database used by the Software.

      12.4 Limitation of SunGard Obligations. FTIS acknowledges that modifications and additions to input and output of the Software could affect compliance of the Software with the Performance Requirements. SunGard shall have no liability for any Non-Conformities to the extent attributable to any FTIS Enhancement.

13.   Certain FTIS Obligations.

      13.1 Access to Facilities and Personnel. FTIS shall provide SunGard access to the Processing Sites and to FTIS' equipment and personnel, and shall otherwise cooperate with SunGard as reasonably necessary for SunGard to perform its installation, testing, conversion, training, maintenance, support and other obligations under this Agreement.

      13.2 FTIS Resources. FTIS shall devote such facilities, personnel and other resources as are reasonably necessary, in FTIS' good faith judgment, to test and install the Software.

      13.3 Use of Software. Except as may be otherwise expressly provided for herein, FTIS shall use the Software in production to process those Accounts identified in the Initial Conversion Schedule, as well as new Accounts generated through the normal expansion of business. Notwithstanding the foregoing, FTIS shall have no obligation to use the Software to process Acquired Accounts, unless FTIS has given SunGard notice pursuant to Section 3.1(c), in which event FTIS shall use the Software in production to process those Acquired Accounts actually acquired in connection with such transaction, beginning as soon as is reasonably practicable after closing of such transaction.

      13.4 Non-U.S. Processing Site. If FTIS designates a Processing Site located in a country other than the United States, FTIS shall be solely responsible for compliance with all laws and regulations of
            (i) the United States which apply to export of any of the Deliverables to such country; and (ii) such other country, including those relating to compliance with import and export requirements, requirements of registration of this Agreement or the Deliverables, and laws and regulations related to possession, use or remote use of the Deliverables. This Section 13.4 shall not limit SunGard's responsibility for SunGard-Caused Infringement, except to the extent that such SunGard-Caused Infringement would not have occurred had FTIS complied with all laws and regulations of such country other than laws or regulations conveying an Intellectual Property Right to the third party seeking to enforce such Intellectual Property Right against FTIS.

      13.5 Export Control. FTIS shall not export any of the Deliverables, or authorize any other party to export any of the Deliverables:
            (i) into (or to a national resident of) any country to which the U.S. has embargoed goods, (which currently include Cuba, Iraq, Libya, Sudan, North Korea, Iran and Syria); or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders.

      13.6 Data Accuracy. FTIS shall be exclusively responsible for, and SunGard shall have no liability with respect to, the accuracy of data and other information which is input into the Software by anyone other than SunGard, including, without limitation, data generated, obtained or gathered by FTIS or any FRI Affiliate, FRI Client, End User or Third Party Vendor, and any errors in data output or Non-Conformities caused by the input of erroneous data shall be FTIS' sole responsibility.

      13.7 Data Use. SunGard shall have no responsibility for nor any liability for any loss or damage resulting from any use or misuse of the results obtained from the use of any Software or services provided under this Agreement, provided, however, that this Section 13.7 shall not apply to any damage resulting from use of inaccurate data resulting from a Non-Conformity (to the extent that such damages constitute direct damages to FTIS).

      13.8 Backups. Consistent with normal industry standards, FTIS shall establish and maintain appropriate control and backup procedures designed to reduce any loss of information that could result from any interruption or delay in processing or from any Non-Conformity. Such procedures shall include maintaining duplicate copies of data and such other measures as may be reasonably consistent with normal industry practices.

      13.9 Review of Data and Discovery of Non-Conformities. Consistent with normal industry standards, FTIS shall establish and maintain appropriate procedures to reasonably review data output from the Software and the operation of the Software. In the event that FTIS discovers Non-Conformities, FTIS shall promptly inform SunGard of such Non-Conformities. In the event that FTIS fails to inform
            SunGard of a Non-Conformity after discovery, or after FTIS reasonably should have discovered such Non-Conformity in the exercise of reasonable care, SunGard shall have no liability to FTIS for any damages or losses incurred following the date of such discovery or the date on which FTIS reasonably should have made such discovery, whichever is earlier; provided, however, that this
            Section 13.9 shall not affect SunGard's obligation to correct any such Non-Conformity in accordance with the terms of this Agreement.

      13.10 Account Purging. FTIS shall periodically purge Account data and closed Accounts from the database used by the Software in a manner consistent with the parties' past practices and normal industry practices.

14.   Term/Termination/Transition Services.

      14.1 Term. Subject to the terms and conditions of the Agreement, the Agreement shall be effective from the date of execution and continue for a period of ten (10) years from and after Completion of Initial Conversion.

      14.2 Termination for Material Breach. Subject to the terms and conditions of the Agreement, either party ("terminating party") may provide written notice of material breach to the other party ("breaching party"). The terminating party may then terminate the Agreement for material breach by providing written notice of termination, if such breach remains uncured for a period of thirty (30) days following such notice of breach; provided, however, that (i) such right to terminate shall lapse if the breaching party cures such breach prior to exercise of such right to terminate, and (2) if, following receipt of the notice of breach, the breaching party promptly begins and diligently prosecutes a reasonable cure of such breach, then the breaching party may dispute the materiality of the breach, and the grounds for termination, under Section 15 of this Agreement. In the event of such a dispute, the termination will not take effect until an arbitrator has determined that the agreement is in material breach, although, in such event, the termination will be deemed to have taken effect as of the date of the original notice of termination. In particular, and without limitation of the foregoing, this Agreement may be declared in material breach if (a) SunGard misses an Initial Conversion Date or Software contains a Class One Non-Conformity which constitutes a SunGard-Caused Non-Conformity and SunGard fails to promptly provide a reasonable correction or work-around; (b)(i) SunGard fails to meet an SDS schedule or Software contains a Class Two Non-Conformity which constitutes a SunGard-Caused Non-Conformity, (ii) such failure is material and is particularly egregious or damaging, and (iii) SunGard fails to promptly cure such failure within a reasonable period under the circumstances; (c) FTIS fails to make payment to SunGard, subject to the provisions of Section 9.6; or (d) FTIS fails to process Accounts on the Software as contemplated by Section 13.3, and such failure is particularly egregious or damaging and FTIS fails to promptly cure such failure within a reasonable period under the circumstances.

      14.3  Effect of Termination for Material Breach.

            (a) Termination by FTIS. If FTIS terminates this Agreement for material breach, in addition to any other rights and remedies FTIS might otherwise have, SunGard shall be required to pay to FTIS those sums specified in Exhibit J. SunGard shall be entitled to retain any Account Fees previously paid by FTIS and other amounts previously paid or then owing by FTIS. This Section 14.3(a) shall not limit the ability of an arbitrator or arbitration panel to enter any additional award against SunGard.

            (b) Termination by SunGard. If SunGard terminates the Agreement for material breach, in addition to any other rights and remedies SunGard might otherwise have, SunGard shall be entitled to retain the Initial Payment as well as any Account Fees and other amounts previously paid or then owing by FTIS. This Section 14.3(b) shall not limit the ability of an arbitrator or arbitration panel to enter any additional award against FTIS.

      14.4  Transition Services.

            (a) For a Reasonable Transition Period after the expiration or termination of this Agreement, including termination for material breach by either party, SunGard shall continue to
                  (i) to the extent applicable, provide data processing services to FTIS in accordance with the terms of the 1981 Agreement for any MPS Accounts not successfully converted as of the date of such expiration or termination, and (ii) to the fullest extent possible under the circumstances, perform all obligations under this Agreement with respect to Accounts successfully converted as of the date of such expiration or termination, subject to performance by FTIS of its obligations under this Agreement, including its obligations to pay Account Fees and other amounts due hereunder. All such processing and/or services shall be subject to the payment terms and conditions of the 1981 Agreement and/or this Agreement, as applicable.

            (b) In connection with the expiration or termination of the Agreement, including termination for material breach by either party, SunGard shall comply with FTIS' reasonable directions to effect the orderly transition and migration of all or any of the Accounts to an alternative system designated by FTIS. The parties shall jointly develop and follow a transition plan setting forth the respective tasks to be accomplished by each party in connection with such orderly transition and migration and a schedule pursuant to which the tasks are to be completed, with such SunGard services to be Chargeable to FTIS. During a Reasonable Transition Period following such expiration or termination, SunGard shall continue to perform its obligations under this Agreement, subject to performance by FTIS of its obligations under this Agreement, including its obligation to pay Account Fees and other amounts due hereunder. Notwithstanding the foregoing, if the transition assistance provided by SunGard shall require resources beyond those otherwise then being provided by SunGard under this Agreement, FTIS shall compensate SunGard for such additional resources as Additional Services.

            (c) Nothing herein contained shall serve to limit FTIS' right to disclose Discloseable Items to third parties whom FTIS is considering or has decided to select as a replacement for SunGard.

      14.5 Survival. The following Sections shall survive termination or expiration of this Agreement: 9, 10, 11, 14, 15, 16, 17, 19, 21,
            23.

15.   Dispute Resolution.

      15.1 Resolution by the Parties. Prior to submitting any dispute for resolution in accordance with Section 15.3 or 15.4, the parties shall make a good faith attempt to resolve such dispute through negotiation involving the project managers. If the project managers are unable to resolve such dispute, the dispute shall be submitted for negotiations involving more senior management at the following levels: for FTIS: the President; for SunGard: the Chief Executive Officer of SunGard's Trust & Shareholder Systems Group or of SunGard Data Systems. If such negotiations fail to reach a resolution within seven (7) business days, either party shall be free to initiate arbitration proceedings.

      15.2 Arbitration. All disputes arising out of or relating to this Agreement shall be settled by binding arbitration, to be carried out in San Mateo County, California, or in such other jurisdiction as the parties may mutually designate. Either party shall have seven
            (7) business days to seek reconsideration of any arbitration decision. If neither party seeks reconsideration, or if reconsideration is denied, the arbitration decision shall become final and binding on both parties and shall be enforceable in any court of law. All arbitration proceedings, results and all documents prepared in connection with any arbitration shall be confidential and shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator(s), the special master (if any), or, if involved, the court and court staff. All documents filed with the arbitrators or with a court shall be filed under seal, unless the court denies permission to file documents under seal.

      15.3 Abbreviated Arbitration Procedures. If a dispute arises which cannot be resolved pursuant to Section 15.1, the parties may agree to an abbreviated arbitration procedure before a single neutral arbitrator jointly selected by the parties. If the parties are unable to agree to use the abbreviated arbitration procedure, the dispute shall be resolved pursuant to the full arbitration procedure specified in
            Section 15.4.

            (a) Commencement. An abbreviated arbitration shall be commenced by written notification from one party to the other party specifying the nature of the dispute and proposing abbreviated arbitration. If the other party agrees to the abbreviated arbitration procedure, or if the other party fails to respond within seven (7) days of receipt of such notice, the abbreviated arbitration procedure shall be used.

            (b) Selection of arbitrator. The parties shall promptly agree on appointment of a single neutral arbitrator. In the event the parties are unable to agree upon an arbitrator within thirty
                  (30) days of commencement of the arbitration, either party shall have the right to convert the arbitration to a full arbitration under Section 15.4.

            (c) Procedures. An abbreviated arbitration shall be handled in an informal manner and without discovery, but shall include a cooperative sharing by the parties of clearly relevant information. Procedures shall be by mutual agreement of the parties or, failing mutual agreement, shall be as specified by the arbitrator.

            (d) Decision. The decision of the arbitrator shall be provided to the parties within sixty (60) days of commencement of the arbitration.

      15.4  General Arbitration Procedures.

            (a) Commencement. A general arbitration shall be commenced by (i) written notification from one party to the other party specifying the nature of the dispute and demanding general arbitration, or (ii) as specified in Section 15.3.

            (b) Selection of arbitrator. Disputes shall be decided by a panel of three (3) neutral arbitrators selected by mutual agreement of the parties. If within sixty (60) days of initiation of the arbitration procedure, the parties have not agreed upon a panel of neutral arbitrators, either party may petition the Superior Court of the State of California in and for the County of San Mateo or the District Court for the Northern District of California for the appointment of such panel. If, in their opinion it would be useful to do so, the arbitrators may select a special master with the appropriate qualifications to understand and review any technical and/or business issues raised by the claim(s).

            (c) Procedures. If requested by a party, or otherwise deemed necessary by the arbitrators, the parties will conduct discovery of a scope and nature as agreed upon by the parties, or, if the parties are unable to agree, as specified by the arbitrators. Hearings and other proceedings shall be subject to procedures agreed upon by the parties, or if the parties are unable to agree, as specified by the arbitrators.

            (d) Decision. A written decision of the arbitrators shall be rendered within thirty (30) days after the conclusion of the arbitration hearings and shall set forth in detail the reasons for such decision, which shall be based on applicable law.

16.   Remedies; Limitations of Liability.

      16.1 General. In any arbitration arising out or related to this Agreement, the arbitrator(s) shall have the power to award equitable relief and damages as provided by law for the particular claim(s) asserted.

      16.2 Attorneys' Fees and Costs. In any litigation or arbitration arising out or related to this Agreement, reasonable costs and attorneys' fees shall be awarded to the prevailing party. For purposes of this provision, the "prevailing" party shall be that party the positions of which have been substantially vindicated, even if the other party has nominally prevailed in the dispute. The award of attorneys' fees and costs may be reduced or eliminated if, taking into account the significance of the issues at stake, and the overall cost of the dispute resolution, the prevailing party is deemed to have acted unreasonably in bringing the claims or in defending against them.

      16.3 Interlocutory Relief. Notwithstanding the requirement that all disputes be resolved by binding arbitration, either party may request a temporary restraining order or other interlocutory relief from any court with jurisdiction. Neither the making of such a request, nor the granting of interlocutory relief, shall serve to waive either party's right to seek arbitration.

      16.4  Limitations of Liability.

            (a) EXCEPT FOR THE PARTIES' RESPECTIVE INDEMNIFICATION OBLIGATIONS AS PROVIDED IN SECTIONS 19.1 AND 19.2 HEREOF, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, SUCH DAMAGES ARISING FROM ANY BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OR WAS AWARE OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. THE LIMITATIONS OF LIABILITY OF THIS SECTION 16.4(a) SHALL NOT EXTEND TO LIABILITY ARISING OUT OF ACTIONS WHICH ARE WILLFUL, DELIBERATE OR RECKLESS.

            (b) EXCEPT FOR FTIS' OBLIGATIONS UNDER SECTION 9, AND EXCEPT FOR THE PARTIES' RESPECTIVE INDEMNIFICATION OBLIGATIONS AS PROVIDED IN SECTIONS 19.1 AND 19.2 HEREOF, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR DIRECT DAMAGES IN AN AMOUNT EXCEEDING FIVE MILLION DOLLARS ($5,000,000) PER TWELVE (12) MONTH PERIOD AND TWENTY MILLION DOLLARS ($20,000,000) IN THE AGGREGATE DURING THE ENTIRE TERM OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DIRECT DAMAGES ARISING FROM ANY BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE. IN THE EVENT THAT THIS AGREEMENT IS TERMINATED FOR MATERIAL BREACH, AND THE OTHER PARTY ACCEPTS SUCH TERMINATION OR AN ARBITRATOR DETERMINES THAT THE AGREEMENT WAS MATERIALLY BREACHED AND WAS PROPERLY TERMINATED, THE FOREGOING FIVE MILLION DOLLAR ($5,000,000) ANNUAL LIMITATION SHALL NOT APPLY TO ANY LIABILITY ASSESSED FOR SUCH BREACH, BUT THE TWENTY MILLION DOLLAR ($20,000,000) AGGREGATE LIMITATION SHALL APPLY THERETO. THE LIMITATIONS OF LIABILITY OF THIS SECTION 16.4(b) SHALL NOT EXTEND TO LIABILITY ARISING OUT OF ACTIONS WHICH ARE WILLFUL, DELIBERATE OR RECKLESS.

            (c) THE PARTIES HAVE FREELY AND OPENLY NEGOTIATED THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE PRICING TERMS HEREOF, WITH THE KNOWLEDGE THAT THE LIABILITY OF THE PARTIES IS TO BE LIMITED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

            (d) SunGard shall have no liability with respect to any failure to meet a schedule, including any Initial Conversion schedule, failure to meet a Performance Requirement, Non-Conformity, claim of infringement or other matter to the extent attributable to (i) any unauthorized or improper use or modification of any Deliverable, (ii) any authorized modification of any Deliverable made by FTIS or on behalf of FTIS by any individual or entity other than SunGard,
                  (iii) any unauthorized combination of any Deliverable with any other software, documentation or other item, or (iv) any breach of any provision of this Agreement by FTIS or any FRI Affiliate, FRI Client or End User.

17.   Audit Procedures.

      17.1 Record Keeping. During the term of this Agreement, and for a period of three (3) years thereafter, each party shall maintain accurate and complete records relating to and documenting each party's performance hereunder, including, without limitation of the foregoing, records on the following subjects: (i) for SunGard: (a) Developer Hours used, (b) Additional Services performed; (c) Reimbursable Expenses submitted; (d) terms of agreements with third parties entered into by SunGard which relate to delivery of any Deliverables to such third party; and (e) FTIS Hours used; (ii) for FTIS, with respect to each Processing Site: (a) the number of Accounts, including Processed Open Accounts being processed each month; (b) data center management; (c) production control; and (d) computer hardware, software and infrastructure used for processing hereunder. Such records will be maintained for a minimum of three
            (3) years and in a manner consistent with normal industry practices for the maintenance of significant records.

      17.2 Audit Right. From time to time during the term of this Agreement, each party shall have the right to appoint either its own employees or individual contractors or an independent firm of certified public accountants reasonably acceptable to the other party to audit the other party's books and records relating to obligations under this Agreement, and/or review the other party's operations and facilities pertaining to its obligations under this Agreement. Any such auditor must agree to execute the audited party's standard form of non-disclosure agreement requiring that information learned be held in strict confidence, except as may be necessary to report conclusions to the auditing party and to explain the basis for such conclusions. Audits shall occur no more frequently than annually and shall be conducted in a manner that does not interfere unreasonably with the audited party's business activities. An audit may cover any period within the preceding two (2) years unless such period has been previously audited. The Audit Cost shall be borne by the auditing party unless such audit results in a finding of a discrepancy the reasonable value of which exceeds one hundred fifty percent (150%) of the Audit Cost, in which event the Audit Cost shall be borne by the audited party. If an audit reveals a discrepancy, the audited party shall promptly cure such discrepancy, unless the audited party disputes the existence or extent of such discrepancy, in which event the audited party shall have the right to invoke the dispute resolution procedures of this Agreement. In such dispute resolution procedures, the cost of the audit shall be treated as an expense for purposes of reimbursement to the prevailing party.

18.   Representations and Warranties.

      18.1 FTIS Representations and Warranties. FTIS hereby represents and warrants to SunGard that:

            (a) FTIS has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder, and to grant the rights granted by it hereunder;

            (b) the execution of this Agreement by FTIS, and the performance by FTIS, FRI and FRI Affiliates of their obligations and duties hereunder, do not and will not violate any agreement by which any of them is bound, and FTIS shall not enter into any agreement of any nature whatsoever that would: (i) prohibit FTIS from performing its obligations to SunGard hereunder; or (ii) constitute a breach of any of FTIS' representations, warranties or covenants hereunder;

            (c) FTIS is not aware of any material claim, or threat of material claim, by any third party that any of the ideas, methods, algorithms, formulae and concepts referred to in Section 10.2 hereof or any FTIS Enhancements violate any Intellectual Property Right of any third party; and

            (d) FTIS has obtained or will obtain all third party licenses, permits and authorizations necessary for FTIS to use and operate the Operating Environment at all Processing Sites.

      18.2 SunGard Representations and Warranties. SunGard hereby represents and warrants to FTIS that:

            (a) SunGard has full corporate right, power and authority to enter into this Agreement, to perform the acts required of it hereunder, and to grant the rights granted by it hereunder;

            (b) the execution of this Agreement by SunGard, and the performance by SunGard of its obligations and duties hereunder, do not violate any agreement to which SunGard is a party or by which it is otherwise bound, and SunGard shall not enter into any agreement of any nature whatsoever that would: (i) prohibit SunGard from performing its obligations to FTIS hereunder; or (ii) constitute a breach of any of SunGard's representations, warranties or covenants;

            (c) SunGard is not aware of any material claim, or threat of material claim, by any third party that any of the Deliverables violate any Intellectual Property Right of any third party.

      18.3 Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY HAS MADE OR IS MAKING, DIRECTLY OR INDIRECTLY, ANY WARRANTIES OR REPRESENTATIONS, ORAL OR WRITTEN, EXPRESS OR IMPLIED. IN PARTICULAR, AND WITHOUT LIMITATION, SUNGARD MAKES NO SUCH WARRANTIES OR REPRESENTATIONS REGARDING ANY SOFTWARE OR OTHER DELIVERABLE, ANY SERVICES PROVIDED HEREUNDER, OR ANY OTHER MATTER PERTAINING TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS REGARDING SUITABILITY, DURABILITY, MERCHANTABILITY, QUALITY, CONDITION, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION.

19.   Indemnification.

      19.1 SunGard's Indemnification. SunGard shall indemnify, defend and hold harmless FTIS, FRI and FRI Affiliates, and each of their respective officers, directors, employees and individual contractors from and against any and all Claims by any party other than an FRI Affiliate arising from or in connection with (i) any willful misconduct of SunGard in the performance of this Agreement; (ii) SunGard's failure to comply with federal, state or local law; and (iii) any SunGard-Caused Infringement. SunGard shall indemnify, defend and hold harmless FTIS, FRI and FRI Affiliates, and each of their respective officers, directors, employees and individual contractors from and against any and all Claims by any FTIS Unrelated Party arising from or in connection with: (i) a material breach by SunGard of this Agreement or the covenants, representations or warranties of SunGard provided herein; (ii) any negligent act, or negligent omission of SunGard in the performance of this Agreement. FTIS shall give SunGard prompt written notice of the assertion of any such Claim. SunGard shall assume defense of such Claim at its own expense and with counsel of its own choosing. At SunGard's expense, FTIS shall render assistance in this defense as reasonably requested by SunGard. FTIS shall be entitled to participate in any such action or proceeding at its own expense with counsel of its own choosing. Nothing in this Section 19.1 shall serve to limit any obligation SunGard might otherwise have pursuant to this Agreement to compensate FTIS for direct damages suffered by FTIS, including damages suffered as a result of any claim brought against FTIS by any other party, to the extent that such damages constitute direct damages to FTIS.

      19.2 FTIS' Indemnification. FTIS shall indemnify, defend and hold harmless SunGard, SunGard Data Systems and SunGard Affiliates, and each of their respective officers, directors, employees and individual contractors, harmless from and against any and all Claims by any party other than a SunGard Affiliate arising from or in connection with (i) any willful misconduct of FTIS in the performance of this Agreement; (ii) FTIS' failure to comply with federal, state or local law; (iii) any violation of any law or regulation of any non-United States jurisdiction in which FTIS locates a Processing Site caused by operation of the Software, with the exception of laws or regulations relating to SunGard-Caused Infringement; and (iv) any Franklin-Caused Infringement. FTIS shall indemnify, defend and hold harmless SunGard, SunGard Data Systems and SunGard Affiliates, and each of their respective officers, directors, employees and individual contractors from and against any and all Claims by any SunGard Unrelated Party arising from or in connection with: (i) a material breach by FTIS of this Agreement or the covenants, representations or warranties of FTIS provided herein; (ii) any negligent act, or negligent omission of FTIS in the performance of this Agreement. SunGard shall give FTIS prompt written notice of the assertion of any such Claim. FTIS shall assume the defense of such Claim at its own expense with counsel of its own choosing. SunGard shall render assistance in this defense as reasonably requested by FTIS. SunGard shall be entitled to participate in any such action or proceeding at its own expense with counsel of its own choosing. Nothing in this Section 19.2 shall serve to limit any obligation FTIS might otherwise have pursuant to this Agreement to compensate SunGard for direct damages suffered by SunGard, including damages suffered as a result of any claim brought against SunGard by any other party, to the extent that such damages constitute direct damages to SunGard.

      19.3 SunGard-Caused Infringement. If any SunGard-Caused Infringement is found to exist, in addition to any indemnity obligations which may arise, SunGard shall promptly (1) procure, at SunGard's expense, the right of FTIS to continue to use the affected Deliverables or (2) alter such Deliverables so as to render such Deliverables non-infringing, such alteration to be At No Additional Charge to FTIS. If SunGard believes in its reasonable good faith judgment that such a finding is likely, SunGard may take such steps in the exercise of its reasonable, good faith discretion.

      19.4 FTIS-Caused Infringement. If any FTIS-Caused Infringement involving any Deliverables is found to exist, in addition to any indemnity obligations which may arise, at FTIS' reasonable option, SunGard shall promptly (1) procure, at FTIS' expense, the right of SunGard and FTIS to continue to use the affected Deliverables or (2) alter such Deliverables so as to render such Deliverables non-infringing, which may, at FTIS' reasonable option, include an alteration to remove that portion of such Deliverables which caused such infringement, such alteration to be Chargeable to FTIS. If FTIS believes in its reasonable good faith judgment that such a finding is likely, FTIS may require such steps in the exercise of its reasonable, good faith discretion.

20.   Insolvency.

      20.1 Right to Terminate. If SunGard institutes or is made a defendant in any proceeding for its protection (if not dismissed within one hundred eighty (180) days) under any bankruptcy, insolvency, reorganization or receivership law or makes an assignment for the benefit of creditors or is unable to meet its debts as they become due for a period exceeding one hundred eighty (180) days, FTIS may elect to terminate this Agreement and any licenses granted hereunder immediately, by written notice to SunGard, without prejudice to any right or remedy that FTIS may have including, but not limited to, damages, to the extent that the same may be recoverable.

      20.2 License of "Intellectual Property". All rights and licenses granted under or pursuant to this Agreement by the parties with respect to the Deliverables are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101 of the Bankruptcy Code. The parties agree that if FTIS does not terminate this Agreement for material breach by SunGard, FTIS, as a licensee of such rights and licenses, shall retain and may fully exercise, provided it abides by the terms of this Agreement, all of its rights and elections under the Bankruptcy Code, including without limitation any and all rights to upgrades of, and improvements made by SunGard whether such upgrades and improvements arise prior or subsequent to the commencement of a case under the Bankruptcy Code. The parties further agree that, in the event that any proceeding shall be instituted by or against SunGard (if not dismissed within one hundred eighty (180) days) seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or SunGard shall take any action to authorize any of the foregoing actions (each a "Proceeding"), FTIS shall have the right, in the event it has not terminated this Agreement hereunder, to retain and enforce its rights under this Agreement, including, but not limited to, the following rights; provided it abides by the terms of this
            Agreement:

            (a) the right to continue to use the Deliverables in accordance with the terms and conditions of this Agreement; and.

            (b) the right to access to all Deliverables as provided in this Agreement, and the Deliverables, if not already in FTIS' possession, shall be promptly delivered to FTIS upon any such commencement of a Proceeding upon written request therefor by FTIS, unless SunGard elects to continue to perform its obligations under this Agreement.

21.   Guarantee.

      21.1 By SunGard Data Systems. SunGard's ultimate parent company, SunGard Data Systems, Inc. guarantees the payment of all credits, reimbursements, damages, indemnities and other amounts owed by SunGard to FTIS under this Agreement and shall assume full responsibility for payment of such amounts in the event that SunGard is unable to pay such amounts.

      21.2 By FRI. FTIS' parent company, FRI, guarantees the payment of all fees, reimbursements, damages, indemnities and other amounts owed by FTIS to SunGard under this Agreement and shall assume full responsibility for payment of such amounts in the event that FTIS is unable to pay such amounts.

22. SunGard Insurance. SunGard represents that Exhibit H is an accurate list of the insurance policies maintained by SunGard Data Systems as of the Effective Date for the benefit of SunGard Data Systems and all of its direct and indirect subsidiaries, including SunGard. Promptly after the Effective Date, FTIS shall be named as an additional insured on SunGard Data Systems' liability insurance policies, and SunGard shall deliver appropriate certificates of insurance to FTIS. SunGard shall promptly notify FTIS of any material decrease in coverage or other material adverse change with respect to SunGard Data Systems' insurance policies. If FTIS reasonably determines that any such change will require FTIS to incur a materially greater risk, then FTIS shall give written notice to SunGard of such determination, explaining the reasons therefor and requesting specific changes in SunGard Data Systems' insurance policies. Any changes in SunGard Data Systems' insurance policies that are agreed to by the parties shall be promptly implemented. If the parties are unable to agree on changes to SunGard Data Systems' insurance policies, then their dispute shall be resolved in accordance with the provisions of Section 15 of this Agreement.

23.   Miscellaneous.

      23.1 Cooperation. Each party shall use commercially reasonable efforts to cooperate with the other party in connection with the performance of this Agreement including, without limitation, executing and delivering such documents and taking such actions as reasonably necessary and appropriate to carry out the intent and purposes of this Agreement.

      23.2 Assignment. Neither party may assign its rights, or delegate its duties, under this Agreement in whole or in part without the express written consent of the other party, such consent not to be unreasonably withheld. Any attempted or purported assignment without such required consent shall be null and void and a material breach of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

      23.3 Modification. This Agreement, including all terms and conditions contained herein or in any other schedule or attachment hereto, may be amended, modified or supplemented only in writing, signed by each party hereto.

      23.4 Entire Agreement. This Agreement, including all schedules and attachments hereto, sets forth the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings, communications or agreements, whether written or oral, regarding the subject matter hereof. In particular, and without limitation of the foregoing, this Agreement supersedes the Third Amended MOU, the Non-Disclosure Agreement entered into by the parties effective May 31, 1996 and the Software Evaluation Agreement entered into by the parties effective January 24, 1997. In addition, upon Completion of Initial Conversion, the 1981 Agreement shall terminate.

      23.5 Severability. If any provision of this Agreement or the application thereof to any party or circumstance shall at any time or to any extent be determined to be invalid or unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intentions of the parties, or, if incapable of such enforcement, shall be deemed deleted from this Agreement, while the remainder of this Agreement shall remain in full force and effect.

      23.6 Force Majeure. Neither party hereto shall be responsible for any failure to perform or delay in performing its obligations under this Agreement that is caused by a Force Majeure Event, and neither party shall be considered in breach of or in default under this Agreement as a result of any such failure or delay caused by a Force Majeure Event. Without limiting the foregoing, SunGard shall not be responsible for any failure to meet any schedule, any failure to meet Performance Requirements or any other Non-Conformities caused by any Force Majeure Event. Obligations hereunder, however, shall in no event be permanently excused but shall be suspended only until the cessation of any Force Majeure Event, at which time the parties shall consult with each other in order to determine whether any schedule changes should be made. In the event that a Force Majeure Event obstructs performance of this Agreement for more than one (1) month, the parties hereto shall consult with each other to determine whether this Agreement should be modified or terminated. A party experiencing a Force Majeure Event shall use commercially reasonable efforts under the circumstances in order to remedy that situation as well as to minimize its effects and shall notify the other party as soon as possible after its occurrence.

      23.7 Waiver. Any of the provisions of this Agreement may be waived by the party entitled to the benefit thereof. Neither party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

      23.8 No Joint Venture or Agency. Nothing herein shall be construed or deemed to create any relationship of joint venture, partnership, master-servant or principal-agent between the parties. Except as expressly provided herein, neither party shall have authority to commit or bind the other with respect to any third party.

      23.9 Notices. Any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the party giving such notice): (i) personally delivered; (ii) transmitted by postage prepaid first class registered or certified airmail, return receipt requested; (iii) deposited prepaid with a nationally recognized overnight courier service; or (iv) delivered by facsimile transmission or e-mail, with confirmation provided under options
            (i)-(iii). Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally or by courier; or (b) five (5) days after the date of posting if transmitted by mail. Notice hereunder shall be directed to the following addresses or at such other addresses as either party may designate from time to time:

            FTIS:                                     SUNGARD:

      Franklin Templeton Investor Services, Inc.      SunGard
      Shareholders Systems, Inc.
      777 Mariners Island Blvd.                       951 Mariners Island Blvd.
      San Mateo, CA 94404                             San Mateo, CA 94404
      Attn:  President                                Attn:  President

      cc:                                       cc:
       Franklin Resources, Inc.                       SunGard Data Systems,
Inc.
      777 Mariners Island Blvd.                       1285 Drummers Lane
      San Mateo, CA 94404                             Suite 300
      Attn:  General Counsel                          Wayne, PA 19087
                                                      Attn:  General Counsel

      23.10 Applicable Law; Jurisdiction. This Agreement shall be governed by the laws of the State of California applicable to agreements made and to be wholly performed therein (without reference to conflict of laws). The parties agree that the only proper venues for any action to enforce this agreement shall be the Superior Court of the State of California in and for the County of San Mateo or the United States District Court for the Northern District of California.

      23.11 No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or permitted assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

      23.12 Counterparts, Facsimiles. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

      23.13 Prior Work. Development, design and other work done by SunGard prior to the Effective Date under the MOU, the First Amended MOU, the Second Amended MOU and the Third Amended MOU shall fall within the scope of this Agreement as if such work had been done after the Effective Date.

      23.14 Non-Solicitation. During the term of this Agreement and any Reasonable Transition Period, without the other party's prior written consent, neither party shall employ, engage, or solicit for employment or engagement, any person who then is an employee or individual contractor of the other party or was an employee or individual contractor of the other party within the previous six (6) months.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by its duly authorized representatives as of the day and year first above written.

      FRANKLIN TEMPLETON INVESTOR SERVICES, INC.

      By:       /s/ Frank Isola
               ----------------

      Name:    Frank Isola

      Title:   President


      SUNGARD SHAREHOLDER SYSTEMS, INC.

      By:      /s/Norman Schlansky
               --------------------

      Name:    Norman Schlansky

      Title:   President and Chief Operating Officer

      GUARANTEED IN ACCORDANCE WITH SECTION 21

      SUNGARD DATA SYSTEMS, INC.

      By:      /s/Lawrence A. Gross
               ---------------------

      Name:    Lawrence A. Gross

      Title:   Vice President & General Counsel

      FRANKLIN RESOURCES, INC.

      By:       /s/ Harmon  E. Burns
               ---------------------

      Name:    Harmon E. Burns

      Title:   Executive Vice President